                            SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)
                     Information Required in Proxy Statement
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934.


Filed by the Registrant (X)

Filed by a Party other than the Registrant ( )

Check the appropriate box:

(X)  Preliminary Proxy Statement
( ) Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
( )  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         APPLIED DIGITAL SOLUTIONS, INC.
                (Name of Registrant as Specified in Its Charter)

      (Name of Person Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

(X) No fee required

( ) Fee computed on table below per Exchange Act Rules 14a-6 (i) (1) and 0-11
        (1) Title of each class of securities to which transaction applies:
        (2) Aggregate number of securities to which transaction applies;
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined);
        (4) Proposed maximum aggregate value of transaction;
        (5) Total Fee Paid.

( ) Fee paid previously with previous materials.

( ) Check box if any of the fee is offset as provided by Exchange Act Rule
    0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid;
        (2) Form, Schedule or Registration Statement No.;
        (3) Filing Party;
        (4) Date Filed.

                   [Applied Digital Solutions Letterhead]

MICHAEL E. KRAWITZ
Executive Vice President, General Counsel and Secretary
                                                               June 10, 2003
Dear Shareholder:
     You are cordially invited to attend the Annual Meeting of Shareholders which will be held on July 25, 2003, at 8:00 a.m. Eastern Daylight Time, at ____________________________________, Palm Beach, Florida 33480.

     The enclosed notice of meeting identifies each business item for your action. These items and the vote the Board of Directors recommends are:

                                                                              RECOMMENDED
                    ITEM                                                          VOTE
                    ----                                                          ----
1.       Election of one director to hold office until the 2006 Annual             FOR
         Meeting of Shareholders, ratification of the appointment of one director to hold office until the 2005 Annual Meeting of
         Shareholders, and ratification of the appointment of one director to hold office until the 2006 Annual Meeting of Shareholders;
2.       Ratification of Eisner LLP as independent auditors of the Company
         for the year ended December 31, 2003;                                     FOR
3.       Approval of a proposal to change the Company's state of
         incorporation from Missouri to Florida through the merger of
         the Company into a newly-formed, wholly-owned Florida subsidiary;         FOR
4.       Approval and adoption of the Company's 2003 Flexible Stock Plan;          FOR
5.       Ratification of options granted in 2002 under certain of the
         Company's stock plans;                                                    FOR
6.       Approval of the issuance of the Company's common stock and                FOR
         ratification of the re-pricing of stock options under the severance agreement entered into with Richard J. Sullivan;
7.       Approval of the issuance of the Company's common stock and                FOR
         ratification of the re-pricing of stock options under the
         severance agreement entered into with Jerome C. Artigliere;
8.       Approval of the issuance of the Company's common stock under              FOR
         agreements entered into with Garrett Sullivan (no relation to
         Richard J. Sullivan);
9.       Approval of amendment to the Third Restated Articles of
         Incorporation, as amended, to increase the number of authorized shares of the Company's common stock from 435,000,000 to
         560,000,000 shares; and                                                   FOR
10.      To transact such other business as may properly come before the
         Meeting or any adjournment thereof.                                       FOR

     The Company has also included a Proxy Statement that contains more information about these items and the meeting.

     If you plan to attend the meeting, please mark the appropriate box on your proxy card to help the Company plan for the meeting. You will need an admission card to attend the meeting, which you can obtain as follows:

     o If your shares are registered in your name, you are a shareholder of record. Your admission card is attached to your proxy card, and you will need to bring it with you to the meeting.
     o If your shares are in the name of your broker or bank, your shares are held in street name. You will need to check the box on the proxy card stating that you will be attending the meeting, or ask your broker or bank for an admission card in the form of a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your brokerage statement with you to the meeting so that the Company can verify your ownership of the Company's stock on the record date and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy.

     Your vote is important regardless of the number of shares you own. The Company encourages you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All shareholders can vote by written proxy card. Many shareholders also can vote by proxy via touch-tone telephone from the U.S. and Canada, using the toll-free number on your proxy card, or via the Internet using the instructions on your proxy card. In addition, shareholders may vote in person at the meeting, as described above.

     EACH SHAREHOLDER IS URGED TO VOTE PROMPTLY BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD, USING THE TELEPHONE VOTING SYSTEM, OR ACCESSING THE WORLD WIDE WEB SITE INDICATED ON YOUR PROXY CARD TO VOTE VIA THE INTERNET. IF A SHAREHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

                                   Sincerely,

                                   /s/ Michael E. Krawitz

                                   MICHAEL E. KRAWITZ
                                   Executive Vice President,
                                   General Counsel and Secretary

                   [Applied Digital Solutions Letterhead]



                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                July 25, 2003
TO THE SHAREHOLDERS OF
     APPLIED DIGITAL SOLUTIONS, INC.:


     The 2003 Annual Meeting of Shareholders of Applied Digital Solutions, Inc., a Missouri corporation (the "Company"), will be held at the ________________________________, Palm Beach, Florida on July 25, 2003, at
8:00 a.m. Eastern Daylight Time, for the following purposes:

     1. To elect one director to hold office until the 2006 Annual Meeting of Shareholders, to ratify the appointment of one director to hold office until the 2004 Annual Meeting of Shareholders, and to ratify the appointment of one director to hold office until the 2005 Annual Meeting of Shareholders, and until their respective successors have been elected or appointed;

     2. To ratify the appointment of Eisner LLP as the Company's independent auditors for the year ended December 31, 2003;

     3. To approve a proposal to change the Company's state of incorporation from Missouri to Florida through the merger of the Company into a newly-formed, wholly-owned Florida subsidiary;

     4.     To approve and adopt the Company's 2003 Flexible Stock Plan;

     5. To ratify options granted during 2002 under certain of the Company's stock plans;

     6. To approve the issuance of the Company's common stock and to ratify the re-pricing of stock options under the severance agreement entered into with Richard J. Sullivan;

     7. To approve the issuance of the Company's common stock and to ratify the re-pricing of stock options under the severance agreement entered into with Jerome C. Artigliere;

     8. To approve the issuance of the Company's common stock under agreements entered into with Garrett Sullivan (no relation to Richard J. Sullivan);

     9. To approve an amendment to the Third Restated Articles of Incorporation, as amended, to increase the number of authorized shares of the Company's common stock from 435,000,000 to 560,000,000 shares; and

     10. To transact such other business as may properly come before the Meeting and at any adjournment thereof.

     The Board of Directors set June 2, 2003 as the record date for the meeting. This means that owners of the Company's common stock at the close of business on that date are entitled to (1) receive notice of the meeting and (2) vote, or exercise voting rights through a voting trust, as the case may be, at the meeting and any adjournments or postponements of the meeting. The Company will make available a list of holders of record of the Company's common stock as of the close of business on June 2, 2003, for inspection during normal business hours at the offices of the Company, 400 Royal Palm Way, Suite 410, Palm Beach, Florida 33480 for ten business days prior to the meeting. This list will also be available at the meeting.

                                            By Order of the Board of Directors

                                            /s/ Michael E. Krawitz

                                            MICHAEL E. KRAWITZ
                                            Executive Vice President,
                                            General Counsel and Secretary
Palm Beach Florida
June 10, 2003

                   [Applied Digital Solutions Letterhead]


                        400 ROYAL PALM WAY, SUITE 410
                          PALM BEACH, FLORIDA 33480


                                                               June 10, 2003
                               PROXY STATEMENT
                 FOR THE 2003 ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JULY 25, 2003

     The Board of Directors of Applied Digital Solutions, Inc., a Missouri corporation (the "Company"), furnishes you with this Proxy Statement to solicit proxies on its behalf to be voted at the 2003 Annual Meeting of Shareholders of the Company. The meeting will be held at the __________________, Palm Beach, Florida, on July 25, 2003, at 8:00 a.m.
Eastern Daylight Time, subject to adjournment or postponement thereof (the "Meeting"). The proxies also may be voted at any adjournments or postponements of the Meeting. This Proxy Statement and the accompanying form of Proxy are first being mailed to the shareholders of the Company on or about June 10, 2003.

Voting and Revocability of Proxies

     All properly executed written proxies and all properly completed proxies voted by telephone or via the Internet and delivered pursuant to this solicitation (and not revoked later) will be voted at the Meeting in accordance with the instructions of the shareholder. Below is a list of the different votes shareholders may cast at the Meeting pursuant to this solicitation.

     o In voting on the election of the one director to serve until the 2006 Annual Meeting of Shareholders, the ratification of the appointment of one director to serve until the 2004 Annual Meeting of Shareholders, and the ratification of the appointment of one director to serve until the 2005 Annual Meeting of Shareholders, shareholders may vote in one of the three following ways:

              1.    in favor of the nominees and the appointee,

              2.    withhold votes as to the nominees and the appointee, or

              3.    withhold votes as to a specific nominee or the appointee.

     o In voting on the ratification of Eisner LLP as independent auditors of the Company for the year ending December 31, 2003; the approval of a proposal to change the Company's state of incorporation from Missouri to Florida through the merger of the Company into a newly-formed, wholly-owned Florida subsidiary;
          the approval and adoption of the Company's 2003 Flexible Stock Option Plan; the ratification of options granted under certain of the Company's stock plans; the approval of the issuance of the Company's common stock and ratification of the re-pricing of stock options under the severance agreement entered into with Richard J. Sullivan; the approval of the issuance of the Company's common stock and ratification of the re-pricing of stock options under the severance agreement entered into with Jerome C. Artigliere; the approval of the issuance of the Company's common stock under agreements entered into with Garrett Sullivan; and the approval of an amendment to the Company's
          Third Restated Articles of Incorporation, as amended, to increase the number of authorized shares of common stock from 435,000,000 to 560,000,000 shares; shareholders may vote in one of the three following ways:

              1.    in favor of the item,

              2.    against the item, or

              3.    abstain from voting on the item.

     Shareholders should specify their choice for each matter on the enclosed form of Proxy. If no specific instructions are given, proxies which are signed and returned will be voted FOR the election of the directors as set forth herein, FOR the ratification of Eisner LLP as independent auditors of the Company for the year ending December 31, 2003, FOR the approval of a proposal to change the Company's state of incorporation from Missouri to Florida through the merger of the Company into an newly-formed, wholly-owned Florida subsidiary, FOR the approval and adoption of the Company's 2003 Flexible Stock Option Plan, FOR the ratification of options granted under certain of the Company's stock plans, FOR the approval of the issuance of the Company's common stock and ratification of the re-pricing of stock options under the severance agreement entered into with Richard J. Sullivan, FOR the approval of the issuance of the Company's common stock and ratification of the re-pricing of stock options under the severance agreement entered into with Jerome C. Artigliere, FOR the approval of the issuance of the Company's common stock under agreements entered into with Garrett Sullivan, and FOR the approval of an amendment to the Company's Third Restated Articles of Incorporation, as amended, to increase the number of authorized shares of common stock from 435,000,000 to 560,000,000 shares.

     In addition, if other matters come before the Meeting, the persons named in the accompanying form of Proxy will vote in accordance with their best judgment with respect to such matters. A shareholder submitting a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Meeting, by giving written notice to the Company's Secretary bearing a later date than the proxy or by giving a later dated proxy. Any written notice revoking a proxy should be sent to: ADP Investor Communication Services, Inc., P.O. Box 9079, Farmingdale, New York 11735-9769. Proxies signed by brokers with no further statements indicated on the proxy and shares as to which proxy authority has been withheld with respect to any matter will be counted for quorum and for purposes of determining the number of shares entitled to vote on a matter. Broker non-votes (proxies where the broker has added statements such as "non-vote," "no vote" or "do not vote") are not counted for quorum or for purposes of determining the number of shares entitled to vote on a matter. The presence in person or by proxy of the holders of the shares representing a majority of all outstanding shares will constitute a quorum. Approval of all of the items will require the affirmative vote of a majority of the shares entitled to vote that are present in person or represented by proxy at the Meeting, except for Item 3 which will require the affirmative vote of at least two-thirds of the outstanding shares entitled to vote at the Meeting, and except for Item 9 which will require the affirmative vote of a majority of the outstanding shares entitled to vote at the Meeting.

     The telephone and Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to vote their shares and to confirm their instructions have been properly recorded. Specific instructions to be followed by shareholders interested in voting via the telephone or the Internet are set forth on the proxy card. If the proxy card does not contain these instructions, these options are not available.

Record Date and Share Ownership

     Owners of record of shares of the Company's common stock at the close of business on June 2, 2003, (the "Record Date"), will be entitled to vote at the Meeting or adjournments or postponements thereof. Each owner of record of the Company's common stock on the Record Date is entitled to one vote for each share of common stock so held.

     As of the close of business on June 2, 2003, there were _____________ shares of common stock outstanding entitled to vote at the Annual Meeting (all such shares being referred to herein as the "shares" and all holders thereof being referred to as the "shareholders" of the Company). A majority of the shares must be present, in person or by proxy, to conduct business at the Meeting.

                                                 TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
1.   Election and Ratification of Appointment of Directors........................................................1
         Board of Directors.......................................................................................1
         Board Committees and Meetings............................................................................3
         Section 16(a) Beneficial Ownership Reporting Compliance..................................................3
         Ownership Of Equity Securities in the Company............................................................4
         Compensation Committee Report on Executive Compensation..................................................4
         Executive Officers.......................................................................................7
         Executive Compensation...................................................................................8
         Incentive Plans.........................................................................................10
         Certain Relationships and Related Transactions..........................................................12
         Performance Graph.......................................................................................14
         Report of the Audit Committee...........................................................................15

2.   Ratification of Eisner LLP as Independent Auditors of the Company for the year ending December 31, 2003.....16

3.   Approval of a proposal to change the Company's state of incorporation from Missouri to Florida through the merger of the Company into a newly-formed, wholly-owned Florida subsidiary..................................17

4.   Approval and adoption of the Company's 2003 Flexible Stock Plan.............................................21

5.   Ratification of options granted in 2002 under certain of the Company's stock plans..........................28

6.   Approval of the issuance of the Company's common stock and ratification of the re-pricing of stock options under the severance agreement entered into with Richard J. Sullivan.................................28

7.   Approval of the issuance of the Company's common stock and ratification of the re-pricing of stock options under the severance agreement entered into with Jerome C. Artigliere................................32

8.   Approval of the issuance of the Company's common stock under agreements entered into with Garrett Sullivan..34

9.   Approval of amendment to the Third Restated Articles of Incorporation, as amended, to increase the number of authorized shares of common stock from 435,000,000 to 560,000,000 shares.................................36

                  ELECTION AND RATIFICATION OF DIRECTORS

                                  (ITEM 1)

BOARD OF DIRECTORS

     Our Board of Directors is divided into three classes. A class of directors is elected each year to serve for a three-year term, which has been the practice of the Company since 1998. The class to which each Director has been assigned is designated as Group A, Group B or Group C. The shareholders elect approximately one-third of the members of the Board of Directors annually. Directors may only be removed for cause. The terms of Arthur F. Noterman and Constance K. Weaver will expire at the 2003 Annual Meeting, and Constance K. Weaver has been nominated to stand for reelection at the Meeting to hold office until the 2006 Annual Meeting of Shareholders and until her successor is elected and qualified. Mr. Noterman will not stand for re-election and, accordingly, his term as director will expire at the 2003 Annual Meeting. In addition, Michael S. Zarriello has been appointed by the Board of Directors to fill the vacancy created upon Richard
J. Sullivan's retirement and to hold office until the 2004 Annual Meeting of Shareholders and until his successor is elected or qualified, and Dennis G. Rawan has been appointed by the Board of Directors to fill the vacancy created upon Angela M. Sullivan's resignation and to hold office until the 2005 Annual Meeting of Shareholders and until his successor is elected or qualified. As of June 10, 2003, the Company had two vacancies on the Board of Directors resulting from the resignations of Richard S. Friedland during 2002, and of Mercedes Walton during 2001, which have not yet been filled. In addition, on July 25, 2003, the Company will have a third vacancy as a result of the expiration of Mr. Noterman's term at the 2003 Annual Meeting of Shareholders. Proxies may not be voted for a greater number of persons than the nominees identified below.

     Cumulative voting does not apply in the election of Directors. Unless otherwise indicated, the shares represented by this proxy will be voted for each nominee named below. Should any one or more of these nominees become unable to serve for any reason, or for good cause will not serve, which is not anticipated, the Board of Directors may, unless the Board of Directors by resolution provides for a lesser number of Directors, designate substitute nominees, in which event the persons named in the enclosed proxy will vote proxies that would otherwise be voted for all named nominees for the election of such substitute nominee or nominees.

VOTE REQUIRED

     In order to approve this proposal, the affirmative vote of the majority of the votes cast at the meeting, in person or by proxy, must be received in favor of this proposal. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the Election and Ratification of Directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS CONCERNING THE ELECTION OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR CONSTANCE
K. WEAVER TO HOLD OFFICE UNTIL THE 2006 ANNUAL MEETING OF SHAREHOLDERS AND FOR MICHAEL S. ZARRIELLO TO HOLD OFFICE UNTIL THE 2004 ANNUAL MEETING OF SHAREHOLDERS AND FOR DENNIS G. RAWAN TO HOLD OFFICE UNTIL THE 2005 ANNUAL MEETING OF SHAREHOLDERS, AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

NOMINEE FOR ELECTION TO TERM EXPIRING 2006

     Constance K. Weaver: Ms. Weaver, age 50, was elected to the Board of Directors in July 1998 and serves on the Compensation Committee of the Board of Directors. Ms. Weaver is Executive Vice President, Public Relations, Marketing Communications and Brand Management for AT&T Corporation (AT&T) (NYSE:T). From 1996 to October 2002, Ms. Weaver was Vice President, Investor Relations and Financial Communications for AT&T. From 1995 through 1996, she was Senior Director, Investor Relations and Financial Communications for Microsoft Corporation. From 1993 to 1995, she was Vice President, Investor Relations, and, from 1991 to 1993, she was director of Investor Relations for MCI Communications, Inc. She earned a Bachelor of Science degree from the University of Maryland in 1975 and has completed post-graduate financial management, marketing and strategic planning courses at The Wharton School of the University of Pennsylvania, Stanford University, Columbia University and Imede (Switzerland).

APPOINTEE TO TERM EXPIRING 2004

     Michael S. Zarriello: Mr. Zarriello, age 53, was appointed a director effective May 9, 2003. Mr. Zarriello was a Senior Managing Director of Jesup
& Lamont Securities Corporation and President of Jesup & Lamont Merchant Partners LLC. from 1998 to 2003. From 1989 to 1997, Mr. Zarriello was a Managing Director-Principal of Bear Stearns & Co., Inc. and from 1989 to
1991 he served as Chief Financial Officer of the Principal Activities Group that invested the Bear Stearns' capital in middle market companies. Prior to that time, he has held positions as Chief Financial Officer of United States Leather Holdings, Inc., Chief Financial Officer of Avon Products, Inc. Healthcare Division and Assistant Corporate Controller for Avon. He graduated with a Bachelors of Science degree from the State University of New York at Albany; he holds a Masters in Business Administration from Fairleigh Dickinson University and an Advanced Professional Certificate from New York University. Mr. Zarriello holds several licenses from the National Association of Securities Dealers.

APPOINTEE TO TERM EXPIRING 2005

     Dennis G. Rawan: Mr. Rawan, age 59, was appointed a director effective December 10, 2002, and serves as Chairman of the Audit Committee of the Board of Directors. Mr. Rawan was Chief Financial Officer of Expo International, Inc. (Expo) from 1996 until his retirement in 2000. Expo provides information technology products and services to the event industry. For over 20 years prior to joining Expo, Mr. Rawan was a certified public accountant
(CPA) providing audit, review, tax and financial statement preparation services for a variety of clients. From 1970 to 1988, while working as a CPA, Mr. Rawan taught graduate level accounting courses at Babson College. Mr. Rawan earned a Bachelor of Arts degree and a Master of Business Administration degree from Northeastern University.

INCUMBENT DIRECTOR - TERM EXPIRING 2003

     Arthur F. Noterman: Mr. Noterman, age 61, a Chartered Life Underwriter, has served as a director since February 1997, and serves as a member of the Audit and Compensation Committees of the Board of Directors. Mr. Noterman currently serves as President and director of P.M.G. Insurance Marketing of MA Inc. Mr. Noterman is a registered NASD broker affiliated with a Chicago, Illinois registered broker/dealer. Mr. Noterman attended Northeastern University from 1965 to 1975 and obtained the Chartered Life Underwriters Professional degree in 1979 from The American College, Bryn Mawr, Pennsylvania. Mr. Noterman is not standing for re-election. Accordingly, his term as a director will expire at the 2003 Annual Meeting of Shareholders.

INCUMBENT DIRECTOR - TERM EXPIRING 2004

     Scott R. Silverman: Mr. Silverman, age 39, had served since August 2001 as a special advisor to the Board of Directors. In March 2002, he was appointed to the Board of Directors and named President. In March 2003, he was appointed Chairman of the Board and Chief Executive Officer. From September 1999 to March 2002, Mr. Silverman operated his own private investment-banking firm and prior to that time, from October 1996 to September 1999, he served in various capacities for us including positions related to business development, corporate development and legal affairs. From July 1995 to September 1996, he served as President of ATI Communications, Inc., one of our subsidiaries. He began his career as an attorney specializing in commercial litigation and communications law at the law firm of Cooper Perskie in Atlantic City, New Jersey, and Philadelphia, Pennsylvania. Mr. Silverman is a graduate of the University of Pennsylvania and Villanova University School of Law.

INCUMBENT DIRECTOR - TERM EXPIRING 2005

     Daniel E. Penni: Mr. Penni, age 55, has served as a director since March 1995, and is Chairman of the Compensation Committee and serves on the Audit Committee of the Board of Directors. Since March 1998, he has been an Area Executive Vice President for Arthur J. Gallagher & Co. (NYSE:AJG). He has worked in many sales and administrative roles in the insurance business since 1969. He is the managing member of the Norsman Group Northeast, LLC, a private sales and marketing company focused on Internet-based education and marketing and serves as Treasurer and Chairman of the Finance Committee of the Board of Trustees of the Massachusetts College of Pharmacy and Health Sciences. Mr. Penni graduated with a bachelor of science degree in 1969 from the School of Management at Boston College.

BOARD COMMITTEES AND MEETINGS

     The Company has standing Audit and Compensation Committees of the Board of Directors. The members of the committees are identified in the above-referenced descriptions.

     The Audit Committee consists of Dennis G. Rawan, Arthur F. Noterman and Daniel E. Penni. Mr. Rawan is the Chairman of the Audit Committee. The Audit Committee recommends for approval by the Board of Directors a firm of certified public accountants whose duty it is to audit the Company's consolidated financial statements for the fiscal year in which they are appointed, and monitors the effectiveness of the audit effort, the internal and financial accounting organization and controls and financial reporting. The Audit Committee held five meetings during 2002. The duties of the Audit Committee are also to oversee and evaluate the Company's independent certified public accountants, to meet with the Company's independent certified public accountants to review the scope and results of the audit, to approve non-audit services provided to the Company by its independent certified public accountants, and to consider various accounting and auditing matters related to the Company's system of internal controls, financial management practices and other matters. The Audit Committee complies with the provisions of the Sarbanes-Oxley Act of 2002. The Audit Committee members are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards, as applicable and as may be modified or supplemented and as defined by the Sarbanes-Oxley Act of 2002.

     The Compensation Committee consists of Daniel E. Penni, Arthur F. Noterman and Constance K. Weaver. Mr Penni is Chairman of the Compensation Committee. The Compensation Committee administers the Company's 1996 Non-Qualified Stock Option Plan, the 1999 Flexible Stock Plan, the 2003 Flexible Stock Plan and the 1999 Employees Stock Purchase Plan, including the review and grant of stock options to officers and other employees under such plans, and recommends the adoption of new plans. The Compensation Committee also reviews and approves various other compensation policies and matters and reviews and approves salaries and other matters relating to the Company's executive officers. The Compensation Committee reviews all senior corporate employees after the end of each fiscal year to determine compensation for the subsequent year. Particular attention is paid to each employee's contributions to our current and future success along with their salary level as compared to the market value of personnel with similar skills and responsibilities. The Compensation Committee also looks at accomplishments, which are above and beyond management's normal expectations for their positions. The Compensation Committee met two times and acted by written consent eight times during 2002.

     The Board of Directors held eight meetings during 2002 and acted by written consent 32 times. During the year, all Directors attended 75% or more of the meetings of the Board of Directors and Committees to which they were assigned.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish copies of all such reports to us. We believe, based on our stock transfer records and other information available to us, that all reports required under Section 16(a) were timely filed during 2002 except as follows: 1) A Form 4 for Mr. Richard Sullivan, our former Chairman and Chief Executive Officer, was filed approximately two weeks late; 2) A Form 5 for Mrs. Angela Sullivan, a former director, was filed two weeks late; 3) Form 4s for the month of February 2002 for the following directors were filed several months late: Mrs. Angela Sullivan, Mr. Daniel Penni, Ms. Constance Weaver and Mr. Arthur Noterman.

OWNERSHIP OF EQUITY SECURITIES IN THE COMPANY

     The following table sets forth information regarding beneficial ownership of the Company's common stock by each director and by each executive officer named in the Summary Compensation Table and by all the directors and executive officers as a group as of June 2, 2003:

      -------------------------------------          -----------------------        ----------------
                      Name                             Aggregate Number of             Percent of
                                                      Shares Beneficially             Outstanding
                                                           Owned (1)                    Shares
      Scott R. Silverman                                                                   *%
      Arthur F. Noterman                                                                   *
      Daniel E. Penni                                                                      *
      Dennis G. Rawan
      Constance K. Weaver                                                                  *
      Michael S. Zarriello                                                                 *
      Kevin H. McLaughlin                                                                  *
      Michael E. Krawitz                                                                   *
      Evan C. McKeown                                                                      *
      Peter Zhou                                                                           *
      All Directors and Executive                                                          %
      Officers as a Group (12 Persons)

      -----------------------

      * Represents less than 1% of the issued and outstanding shares of common stock of the Company.

      (1) This table includes presently exercisable stock options or options which may be acquired within 60 days. The following directors and executive officers hold the number of exercisable options or options which may be acquired within 60 days set forth following their respective names: Scott R. Silverman - ; Arthur F. Noterman
          - ; Daniel E. Penni - ; Dennis G. Rawan - ; Constance K. Weaver - ; Michael S. Zarriello - ; Kevin H. McLaughlin - ; Michael E. Krawitz - ; Evan C. McKeown - ; Peter Zhou - ; and all directors and officers as a group - .

     The Company has made previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that incorporate future filings, including this Proxy Statement, in whole or in part. However, the following
"Compensation Committee Report on Executive Compensation" shall not be incorporated by reference into any such filings.

                      COMPENSATION COMMITTEE REPORT ON
                           EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE OF THE BOARD

     The Compensation Committee is composed of three members of the Board of Directors. It is the Compensation Committee's responsibility to review, recommend and approve changes to the Company's compensation policies and programs. It is also the Committee's responsibility to review and approve all compensation actions for the Company's executive officers and various other compensation policies and matters and administer the Company's 1996 Non-Qualified Stock Option Plan, the 1999 Flexible Stock Plan, and the 1999 Employee Stock Purchase Plan, including the review and approval of stock option grants to the Company's executive officers. If approved, the Compensation Committee will also administer the Company's 2003 Flexible Stock Plan.

GENERAL COMPENSATION PHILOSOPHY

     The Company's executive compensation programs are designed to enable it to attract, retain and motivate the Company's executives and those of its subsidiaries. The Company's general compensation philosophy is that total cash compensation should vary with the Company's performance in attaining financial and non-financial objectives and that any long-term incentive compensation should be closely aligned with the interests of shareholders. Total cash compensation for the majority of the Company's employees, including the Company's executive officers, includes a base salary and a cash bonus based on the Company's profitability and the profitability of its individual subsidiaries. Long-term incentive compensation is realized through the granting of stock options to most employees, at the discretion of the presidents of the Company's divisions, as well as eligible executive officers.

SETTING EXECUTIVE COMPENSATION

     In setting the base salary and individual bonuses (hereafter together referred to as "BSB") for executives, the Compensation Committee reviews information relating to executive compensation of U.S. based companies that are of the same size as the Company. While there is no specific formula that is used to set compensation in relation to this market data, executive officer BSB is generally set at or below the median salaries for comparable jobs in the market place. However, when specific financial and non-financial goals are met, additional compensation in the form of either cash compensation or long-term incentive compensation may be paid to the Company's executive officers.

BASE SALARY

     The Compensation Committee reviews the history and proposals for the compensation package of each of the executive officers, including base salary. Increases in base salary are governed by three factors: merit (an individual's performance); market parity (to adjust salaries based on the competitive market); and promotions (to reflect increases in responsibility). In assessing market parity, the Company relies on market surveys of similarly sized publicly traded companies and generally pays below the median of these companies. The guidelines are set each year and vary from year to year to reflect the competitive environment and to control the overall cost of salary growth. Individual merit increases are based on performance and can range from 0% to 100%.

     The salary guidelines for all presidents of the Company's subsidiaries are generally based upon individually negotiated employment agreements. Merit increases are submitted by the Company's President to the Compensation Committee for approval based upon individual performance and the performance of the subsidiary. Merit increases for non-executive employees are at the discretion of the presidents of the Company's divisions.

CASH AND STOCK INCENTIVE COMPENSATION PROGRAMS

     To reward performance, the Company provides its executive officers and its divisional executive officers with additional compensation in the form of a cash bonus and/or stock awards. No fixed formula or weighting is applied by the Compensation Committee to corporate performance versus individual performance in determining these awards. The amounts of such awards are determined by the Compensation Committee acting in its discretion. Such determination, except in the case of the award for the Chairman, is made after considering the recommendations of the Chairman and President and such other matters as the Compensation Committee deems relevant. The Compensation Committee, acting in its discretion, may determine to pay a lesser award than the maximum specified. The amount of the total incentive is divided between cash and stock at the discretion of the Compensation Committee.

STOCK OPTIONS AND OTHER AWARDS GRANTED UNDER THE 1996 NON-QUALIFIED STOCK
    OPTION PLAN, THE 1999 FLEXIBLE STOCK PLAN AND THE 2003 FLEXIBLE STOCK
    PLAN

     The 1996 Non-Qualified Stock Option Plan, the 1999 Flexible Stock Plan, and the 2003 Flexible Stock Plan, which the Board of Directors authorized and recommended that it be submitted to shareholders for approval on May 14, 2003, are long-term plans designed to link rewards with shareholder value over time. Stock options are granted to aid in the retention of employees and to align the interests of employees with shareholders. The value of the stock options to an employee increases as the price of the Company's stock increases above the fair market value on the grant date, and the employee must remain in the Company's employ for the period required for the stock option to be exercisable, thus providing an incentive to remain in the Company's employ.

     These Plans allow grants of stock options to all of the Company's employees, including executive officers. Grants to the Company's executive officers and to officers of the Company's subsidiaries are made at the discretion of the Compensation Committee. The Compensation Committee may also make available a pool of options to each subsidiary to be granted at the discretion of such subsidiary's president. In 2002, stock options for the executive officers were granted upon the recommendation of management and approval of the Compensation Committee based on their subjective evaluation of the appropriate amount for the level and amount of responsibility for each executive officer.

     The 2003 Flexible Stock Plan is also intended to encourage ownership of the Company's common stock by executives and other employees, directors and other individuals, and to promote and further the best interests of the Company by granting cash and other stock awards. The Company also intends to grant awards of its common stock in lieu of payments of cash compensation pursuant to the mutual agreement of the participant and the Company.

STOCK OPTIONS GRANTED UNDER THE 1999 EMPLOYEE STOCK PURCHASE PLAN

     The 1999 Employee Stock Purchase Plan, which is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code, provides eligible employees with an opportunity to accumulate, through payroll deductions, funds to be used toward the purchase of the Company's stock pursuant to options granted under the Plan. Options granted in connection with an offering under the plan, permit the option holder to purchase the Company's stock at a price per share equal to 85% of the fair market value of the stock on (i) the date on which the option is granted (i.e., the first business day of the offering) and (ii) the date on which the option is exercised (i.e., the last business day of the offering), whichever is less. Section 423 of the Internal Revenue Code also provides certain favorable tax consequences to the option holder, provided that the stock acquired under the plan is held for a specified minimum period of time.

     Other than as otherwise disclosed herein, the Company has no plans pursuant to which cash or non-cash compensation was paid or distributed during the last fiscal year, except for plans provided by certain of the Company's subsidiaries.

DECISIONS ON 2002 COMPENSATION

     The Company's compensation program is leveraged towards the achievement of corporate and business objectives. This pay-for-performance program is most clearly exemplified in the compensation of the Company's former Chief Executive Officer, Richard J. Sullivan. Mr. Sullivan's compensation awards were made based upon the Compensation Committee's assessment of the Company's financial and non-financial performance. The results were evaluated based on the overall judgment of the Compensation Committee. During 2002, the Company paid Mr. Sullivan a base salary of $450,000. Under the terms of the Company's employment agreement with Mr. Sullivan, the Company agreed to pay Mr. Sullivan a minimum annual bonus of $140,000. During 2002, Mr. Sullivan was also granted 3,200,000 stock options at exercise prices ranging from $0.28 to $0.32 per share.

     The Compensation Committee is pleased to submit this report with regard to the above matters.

                                                 Daniel E. Penni, Chairman
                                                 Arthur F. Noterman
                                                 Constance K. Weaver

                             EXECUTIVE OFFICERS

     The executive officers of the Company are:

---------------------------------------------------------------------------------------------------------------------
       Name                     Age                        Position                          Position Held Since
Scott R. Silverman              39         Chairman of the Board and Chief Executive         (March 2003 Officer
                                                                                             Chairman and CEO)

Kevin McLaughlin                61         President and Chief Operating Officer             (March 2003 Chief
                                                                                             Operating Officer)
                                                                                             (May 2003 President)

Michael E. Krawitz              33         Executive Vice President, General Counsel and     (April 1999
                                           Secretary                                         General Counsel)
                                                                                             (March 2003 Secretary)
                                                                                             (April 2003 Executive
                                                                                             Vice President)

Evan C. McKeown                 44         Senior Vice President, Chief Financial Officer    (March 2002 Chief
                                                                                             Financial Officer)
                                                                                             (March 2003 Senior
                                                                                             Vice President)

Peter Zhou                      63          Vice President, Chief Scientist                  January 2000

     Following is a summary of the background and business experience of the Company's executive officers other than Scott R. Silverman (whose background and business experience is described elsewhere in this proxy statement in connection with his status as a director of the Company):

     Kevin H. McLaughlin: Mr. McLaughlin, age 61, was appointed the Company's President in May 2003 and its Chief Operating Officer in March 2003. From April 12, 2002, Mr. McLaughlin served as a director and Chief Executive Officer of InfoTech USA, Inc., formerly SysComm International Corporation, the Company's 52.5% owned subsidiary. Prior to that time, he served as Chief Executive Officer of Computer Equity Corporation, the Company's wholly-owned subsidiary. Mr. McLaughlin joined the Company as Vice President of Sales and Marketing in June 2000. From June 1995 to May 2000, he served as Senior Vice President of Sales for SCB Computer Technology, Inc.

     Michael E. Krawitz: Mr. Krawitz, age 33, joined the Company as Assistant Vice President and General Counsel in April 1999, and was appointed Vice President and Assistant Secretary in December 1999, Senior Vice President in December 2000, Secretary in March 2003 and Executive Vice President in April 2003. From 1994 to April 1999, Mr. Krawitz was an attorney with Fried, Frank, Harris, Shriver & Jacobson in New York. Mr. Krawitz earned a Bachelor of Arts degree from Cornell University in 1991 and a juris doctorate from Harvard Law School in 1994.

     Evan C. McKeown: Mr. McKeown, age 44, joined the Company as Vice President, Chief Accounting Officer and Corporate Controller in March 2001. He was appointed Vice President, Chief Financial Officer in March 2002 and Senior Vice President in March 2003. Prior to joining the Company, Mr. McKeown served as Corporate Controller at Orius Corporation in West Palm Beach, Florida. From 1992 to 1999, he served as Controller and then Chief Financial Officer of Zajac, Inc., in Portland, Maine. Mr. McKeown has more that 20 years experience in accounting and financial reporting, including serving as a Tax Manager for Ernst & Young and public accountant with Coopers & Lybrand. He is a graduate of the University of Maine and is a certified public accountant.

     Peter Zhou: Dr. Zhou, age 63, joined the Company as Vice President and Chief Scientist in January 2000. From 1988 to 1999, Dr. Zhou served as Vice President, Technology for Sentry Technology Corp., and from 1985 to 1988, he served as Research Investigator for the University of Pennsylvania's Department of Science & Engineering. Prior to that, he was a research scientist for Max-Planck Institute, Metallforschung in Stuttgart, Germany and a post-doctoral research fellow at the University of Pennsylvania. Dr. Zhou has a PhD in materials science/solid state physics from the University of Pennsylvania and a Master of Sciences degree in physics from the Beijing University of Sciences and Technology.

                           EXECUTIVE COMPENSATION

     The following table sets forth certain summary information concerning the total remuneration paid in 2002 and the two prior fiscal years to our Chief Executive Officer and our four other most highly compensated executive officers (collectively, the "Named Executive Officers").

                                                   SUMMARY COMPENSATION TABLE
                                                                          ---------------------------------------
                                                                                  Long-Term Compensation
                                                                                                     ---------------------------
                                           Annual Compensation                       Awards             Payouts
--------------------------------------------------------------------------------------------------------------------------------
                                                             Other Annual   Restricted    Options /       LTIP        All Other
   Name and Principal          Year    Salary     Bonus      Compensation     Stock        SAR's(#)     Payouts     Compensation
      Position (1)                       ($)      ($)(2)        ($)(3)      Awards ($)        (4)         (#)            ($)
Richard J. Sullivan (5)        2002   $450,000   $140,000      $326,841       $--          3,200,000       $--          $--
  Former Chairman, CEO         2001    450,000    448,801        57,424        --         10,675,000(9)     --           --
  and Secretary                2000    450,000    180,000       936,672        --          4,000,000        --           --

Scott R. Silverman  (6)        2002    165,577     22,030         2,563        --          1,600,000        --           --
  Chairman and CEO             2001      N/A         N/A           N/A        N/A             N/A          N/A          N/A
                               2000      N/A         N/A           N/A        N/A             N/A          N/A          N/A

Jerome C. Artigliere (7)       2002    178,365     22,030        31,588        --          1,300,000        --           --
  Former Senior Vice           2001    175,000     14,174        87,688        --          1,129,000(9)     --           --
  President, COO and           2000    134,616     35,000            --        --            100,000        --           --
  Assistant Treasurer

Michael E. Krawitz (8)         2002    170,769     22,030            --        --          1,000,000        --           --
  Executive Vice President,    2001    160,000     14,174            --        --            504,000(9)     --           --
  General Counsel              2000    151,853     35,000            --        --            100,000        --           --
  and Secretary

Peter Zhou                     2002    216,058      7,500                                    200,000        --           --
  Vice President, Chief        2001    212,839         --            --        --            229,000(9)     --           --
  Scientist                    2000    151,456     25,000            --        --            150,000        --           --

--------------------------

(1)    See "Related Party Transactions."
(2) The amounts in the Bonus column were discretionary awards granted by the Compensation Committee in consideration of the contributions of the respective named executive officers.
(3) Other annual compensation includes: (a) in 2002, for Richard J. Sullivan $296,190 related to the difference between the price used to determine the number of shares of common stock issued to Mr. Sullivan in lieu of cash compensation and the market price of stock at the time of issuance, an auto allowance and other discretionary payments, for Mr. Silverman, an auto allowance, and for Mr. Artigliere an auto/expense allowance; (b) in 2001, for Richard J. Sullivan, an auto allowance and other discretionary payments, and for Jerome C. Artigliere, $50,000 in moving expenses, an auto allowance and other discretionary payments; and (c) in 2000, for Richard J. Sullivan, $936,672 of other compensation representing the fair value of property distributed to Richard J. Sullivan, including the associated payment of taxes on his behalf, pursuant to his employment agreement.
(4)    Indicates number of securities underlying options.
(5) Mr. Sullivan retired in March 2003. See Item 6 for additional discussion.
(6) Mr. Silverman joined us as a Director and President in March 2002. He assumed the positions of Chairman of the Board of Directors and Chief Executive Officer in March 2003.
(7) Mr. Artigliere resigned in March 2003. See Item 7 for additional discussion.
(8)    Mr. Krawitz assumed the position of Secretary in March 2003.
(9) Includes options granted in prior years that were re-priced during 2001 as follows: (a) for Richard J. Sullivan, 7,675,000; (b) for Jerome C. Artigliere, 254,000; (c) for Michael E. Krawitz, 154,000; and (d) for Peter Zhou, 129,000.

         The following table contains information concerning the grant of stock options under our 1999 Flexible Stock Plan to the Named Executive Officers during 2002:

-------------------------------------------------------------------------------------------------------------------------
                                                  OPTION GRANTS IN 2002
                                                    INDIVIDUAL GRANTS
---------------------------------------------------------------------------------- --------------------------------------
                                                                                   Potential Realizable Value At Assumed
                                                                                   Rates of Stock Appreciation for Option
                                                                                                     Term
------------------- ---------------- ---------------------------- ---------------- ------------------- ------------------
                        Number of         % of Total
                       Securities          Options
                       Underlying         Granted to    Exercise
                     Options Granted     Employees in    Price
       Name             (#)(1)(2)            2002      ($/Share)  Expiration Date         5% ($)             10% ($)
Richard J. Sullivan      1,200,000           11.9%       $0.32      February-08          $130,666           $296,457
                         2,000,000           19.8         0.28          July-08           190,654            432,592
Scott R. Silverman       1,000,000            9.9         0.32      February-08           108,888            247,048
                           600,000            5.9         0.28          July-08            57,196            129,778
Jerome C. Artigliere       850,000            8.4         0.32      February-08            92,555            209,990
                           450,000            4.4         0.28          July-08            42,897             97,333
Michael E. Krawitz         600,000            5.9         0.32      February-08            65,333            148,229
                           400,000            4.0         0.28          July-08            38,131             86,518
Peter Zhou                 150,000            1.5         0.32      February-08            16,333             37,057
                            50,000            0.5         0.28          July-08             4,766             10,815

--------------------

(1) These options were granted at an exercise price equal to the fair market value of our common stock on the date of grant.

(2) Table excludes options granted to the Named Executive Officers by our subsidiaries. The table also excludes 23,669 options that were granted to Mr. Artigliere and 12,657 options that were granted to Mr. Krawitz. These options were granted under the 1999 Employees Stock Purchase Plan at a price per share equal to 85% of the fair market value of our common stock on (i) the date on which the option was granted (i.e., the first business day of the offering) and (ii) the date on which the option was exercised (i.e., the last business day of the offering), whichever is less.


OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during 2002 and unexercised options held on December 31, 2002:

                    AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                  ------------------------------------------------------------------  -----------------------------------
                                                   Number of Securities Underlying
                         Exercised in 2002         Unexercised Options at Year End    Value of Unexercised In-The-Money
                                                              2001 (#)                 Options at Year End 2001 ($) (2)
----------------------------------------------------------------- ------------------- -----------------------------------
                          Shares         Value
       Name           Acquired Upon   Realized ($)     Exercisable        Unexercisable    Exercisable        Unexercisable
                       Exercise (#)        (1)
Richard J. Sullivan      646,297        $171,837        8,285,000           3,300,000       $2,154,100          $377,000

Scott R. Silverman            --              --          325,000           1,600,000           84,500           168,000

Jerome C. Artigliere     104,577           4,049        1,020,000           1,300,000          267,540           135,000

Michael E. Krawitz        13,178             828          504,000           1,000,000          131,040           106,000

Peter Zhou               100,000          58,000          112,333             216,667           26,787            24,333

-------------------

(1) The values realized represents the aggregate market value of the shares covered by the option on the date of exercise less the aggregate exercise price paid by the executive officer, but do not include deduction for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. Amounts do not include value realized upon the exercise of stock options issued by our subsidiaries.

                                     9


(2) The value of the unexercised in-the-money options at December 31, 2002 assumes a fair market value of $0.41, the closing price of our common stock as reported on The Nasdaq SmallCap Market on December 31, 2002. The values shown are net of the option exercise price, but do not include deduction for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares.

(3) Includes 600,000 exercisable and 100,000 unexercisable options, which are owned by Mr. Sullivan's wife.

INCENTIVE PLANS

     Cash and Stock Incentive Compensation Programs. To reward performance, the Company provides its executive officers and its divisional executive officers with additional compensation in the form of a cash bonus and/or stock awards. No fixed formula or weighting is applied by the Compensation Committee to corporate performance versus individual performance in determining these awards. The amounts of such awards are determined by the Compensation Committee acting in its discretion. Such determination, except in the case of the award for the Chairman, is made after considering the recommendations of the Chairman and President and such other matters as the Compensation Committee deems relevant. The Compensation Committee, acting in its discretion, may determine to pay a lesser award than the maximum specified. The amount of the total incentive is divided between cash and stock at the discretion of the Compensation Committee.

     Stock Options and Other Awards Granted under the 1996 Non-Qualified Stock Option Plan, the 1999 Flexible Stock Plan and the 2003 Flexible Stock Plan. The 1996 Non-Qualified Stock Option Plan, the 1999 Flexible Stock Plan and the 2003 Flexible Stock Plan, which is subject to shareholder approval, are long-term plans designed to link rewards with shareholder value over time. Stock options are granted to aid in the retention of employees and to align the interests of employees with shareholders. The value of the stock options to an employee increases as the price of the Company's stock increases above the fair market value on the grant date, and the employee must remain in the Company's employ for the period required for the stock option to be exercisable, thus providing an incentive to remain in the Company's employ.

     These Plans allow grants of stock options to all of the Company's employees, including executive officers. Grants to the Company's executive officers and to officers of the Company's subsidiaries are made at the discretion of the Compensation Committee. The Compensation Committee may also make available a pool of options to each subsidiary to be granted at the discretion of such subsidiary's president.

     The 2003 Flexible Stock Plan is also designed to encourage ownership of the Company's common Stock by employees, directors and other individuals, and to promote and further the best interests of the Company by granting cash and other stock awards. The Company also intends to grant awards of its common stock in lieu of payments of cash compensation pursuant to the mutual agreement of the participant and the Company.

     Stock Options Granted under the 1999 Employee Stock Purchase Plan. The 1999 Employee Stock Purchase Plan, which is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code, provides eligible employees with an opportunity to accumulate, through payroll deductions, funds to be used toward the purchase of the Company's stock pursuant to options granted under the Plan. Options granted in connection with an offering under the plan, permit the option holder to purchase the Company's stock at a price per share equal to 85% of the fair market value of the stock on (i) the date on which the option is granted (i.e., the first business day of the offering) and (ii) the date on which the option is exercised (i.e., the last business day of the offering), whichever is less. Section 423 of the Internal Revenue Code also provides certain favorable tax consequences to the option holder, provided that the stock acquired under the plan is held for a specified minimum period of time.

     Other than as otherwise disclosed herein, the Company has no plans pursuant to which cash or non-cash compensation was paid or distributed during the last fiscal year, or is proposed to be paid or distributed in the future, to the individuals described above.

COMPENSATION OF DIRECTORS

     Our non-employee directors receive a fixed quarterly fee in the amount of $5,000. In addition, non-employee directors receive a quarterly fee in the amount of $1,000 for each committee of which they are a member. Reasonable travel expenses are reimbursed when incurred. During 2002, Messrs. Noterman and Penni and Ms. Weaver each received $28,000 in additional non-cash compensation in the form of the Company's common stock. Individuals who become directors are automatically granted an initial option to purchase 25,000 shares of common stock on the date they become directors. Each of such options is granted pursuant to our 1996 Non-Qualified Stock Option Plan or the 1999 Flexible Stock Plan on terms and conditions determined by the Board of Directors. During 2002, Messrs. Noterman, Penni and Rawan and Ms. Weaver were granted 200,000, 200,000, 25,000 and 200,000 options to purchase shares of common stock, respectively. Directors who are not also executive officers are not eligible to participate in any of our other benefit plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company, or its subsidiary, has entered into an employment agreement with the following Named Executive Officer:

-------------------------------------   --------------      -------------------------    ---------------------
     Name                                    Length                Commencing                 Base Salary
     Michael E. Krawitz                      5 Years             April 12, 1999                 185,000       (1)

-------------------------------------

     (1) Effective April 2003.

The Company has not entered into an employment contract with any of its other executive officers.

     In March 1999, the Company entered into an employment agreement with Michael Krawitz, Executive Vice President, General Counsel, and Secretary. The agreement was amended in June 1999 and in April 2000. The agreement provides that in the event Mr. Krawitz's employment is terminated either by the Company other than for "cause" or by Mr. Krawitz for "good reason," Mr. Krawitz will continue to receive his base compensation for the remainder of the employment term under the agreement as if such termination had not occurred. Upon any such termination, the payment of any other benefits will be determined by the Board of Directors in accordance with the Company's plans, policies and practices.

     On March 21, 2003, Richard J. Sullivan, the Company's then Chairman of the Board of Directors and Chief Executive Officer, retired from such positions. The Company's Board of Directors negotiated a severance agreement with Richard Sullivan under which he is to receive a one-time payment of
56.0 million shares of the Company's common stock. In addition, stock options held by him exercisable for approximately 10.9 million shares of the Company's common stock were re-priced. See the Item 6 proposal included in this Proxy Statement for more detailed information. Richard Sullivan's severance agreement provides that the payment of shares and re-pricing of options provided for under that agreement is in lieu of all future compensation and other benefits that would have been owed to him under his employment agreement. His employment agreement required the Company to make payments of approximately $17.0 million to him, a portion of such payments of which could be made in either cash or stock, at the Company's option.

     On March 21, 2003, Jerome C. Artigliere, the Company's then Senior Vice President and Chief Operating Officer, resigned from such positions. Under the terms of his severance agreement, Mr. Artigliere is to receive 4.8 million shares of the Company's common stock. In addition, stock options held by him exercisable for approximately 2.3 million shares of the Company's common stock were re-priced. See Item 7 proposal included in the Proxy Statement for more detailed information. Mr. Artigliere's severance agreement provides that the payment of shares and re-pricing of options provided under that agreement is in lieu of all future compensation and other benefits that would have been owed to him under his employment agreement. His employment agreement required the Company to make payments of approximately $1.5 million to Mr. Artigliere.

     As a result of the termination of Richard Sullivan's employment with the Company, a "triggering event" provision in the severance agreement the Company entered into with Garrett Sullivan, the Company's former Vice Chairman of the Board (who is not related to Richard Sullivan), at the time of his ceasing to serve in such capacity in December 2001, has been triggered. The Company recently negotiated a settlement of its obligations under Garrett Sullivan's severance agreement that requires the Company to issue to him 7.5 million shares of the Company's common stock on or before August 31, 2003. See Item 8 proposal included in the Proxy Statement for more detailed information.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INDEBTEDNESS OF MANAGEMENT

     Daniel E. Penni, a member of the Company's Board of Directors, has executed a revolving line of credit promissory note in favor of Applied Digital Solutions Financial Corp., the Company's subsidiary, in the amount of $450,000. The promissory note is payable on demand, with interest payable monthly on the unpaid principal balance at the rate equal to one percentage point above the base rate announced by State Street Bank and Trust Company (which interest rate shall fluctuate contemporaneously with changes in such base rate). The largest principal amount outstanding under the promissory note during 2002 was $420,000, and as of May 12, 2003, $420,000 had been advanced under this note.

     Mr. Richard Sullivan, our former Chairman of the Board, Chief Executive Officer and Secretary, executed a promissory note in our favor in the amount of $59,711. The promissory note was payable on demand and interest accrued at a rate of 7.0% per annum. The largest amount outstanding under the promissory note during 2002 was $59,711, plus accrued interest, and on March 21, 2003, this note was paid in full.

     On September 27, 2000, the following named executive officers and directors exercised options granted to them under the Company's 1999 Flexible Stock Plan to purchase shares of the Company's common stock. Under the terms of the grant, the named executive officers each executed and delivered a non-recourse, interest bearing promissory note and stock pledge agreement to the Company in consideration for the purchase of the shares (the officers and directors received no cash proceeds from these loans) as follows:



Named Executive Officer                                 Amount           Interest Rate             Due Date
-----------------------                                 ------           -------------             --------
     Richard J. Sullivan                               $1,375,000             6.0%             September 27, 2003
     Kevin H. McLaughlin                                  $30,250             6.0              September 27, 2003
     Jerry C. Artigliere                                   57,750             6.0              September 27, 2003
     Michael E. Krawitz                                    57,750             6.0              September 27, 2003
     Peter Zhou                                            57,750             6.0              September 27, 2003

Directors                                               Amount           Interest Rate             Due Date
---------                                               ------           -------------             --------
     Arthur F. Noterman                                  $236,500             6.0%             September 27, 2003
     Daniel E. Penni                                      236,500             6.0              September 27, 2003
     Constance K. Weaver                                  236,500             6.0              September 27, 2003


     In September 2000, when the loans were originated, the Company notified these officers and directors that we intended to pay their annual interest as part of their compensation expense/directors remuneration and to provide a gross-up for the associated income taxes. Annual interest payments were due on September 27, 2001 and September 27, 2002. The Company has chosen not to pay the interest and related tax gross-up. The Company, therefore, considers such notes to be in default and is in the process of foreclosing on the underlying collateral (all of the stock) in satisfaction of the notes. The Company's decision to take this action relates in part to the passage of the recent corporate reform legislation under the Sarbanes-Oxley Act of 2002, which, among other things, prohibits further extension of credit to officers and directors.

     Marc Sherman, the former Chief Executive Officer of Intellesale,
Inc. and brother-in-law of Constance Weaver, a member of the Company's Board of Directors, has executed six promissory notes in the aggregate amount of $595,000. The promissory notes are due on demand and bear interest at the rate of 6% per annum. Mr. Sherman was also indebted to the Company under a mortgage note with a principal balance of $825,000. During 2001, the highest balance outstanding on the note was $345,119. The note, which had an interest rate equal to the prime rate published by the Wall Street Journal plus 1%, was paid in full in May 2001. In addition, Mr. Sherman is indebted to the Company under a non-interest bearing promissory note in the amount of $200,000, the proceeds of which were used by Mr. Sherman to acquire 100,000 shares of the Company's common stock. This note is due upon the sale of the Company's common stock by Mr. Sherman.

CHANGE IN CONTROL

     Except as disclosed in the Company's Annual Report on Form 10-K with respect to our arrangements with IBM Credit LLC, there are no arrangements known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement in whole or in part, the following Performance Graph and Audit Committee Report shall not be incorporated by reference into any such filings.



                              PERFORMANCE GRAPH

     The following performance graph compares the changes, from December 31, 1997 through December 31, 2002, in the cumulative total value of $100 hypothetically invested in each of (a) the Company's common stock, (b) the Russell 2000 Stock Index, (c) the Nasdaq Stock Market(R)- U.S. and (d) the AMEX- U.S.

                           CUMULATIVE TOTAL RETURN
                         BASED ON INVESTMENT OF $100
                    DECEMBER 31, 1997 - DECEMBER 31, 2002



                                  [GRAPH]

                        -----------------------------------------------------------
                         Dec-97    Dec-98    Dec-99    Dec-00    Dec-01    Dec-02
-----------------------------------------------------------------------------------
The Company             $100.00    $79.18   $166.67     $15.29     $9.62    $9.11
-----------------------------------------------------------------------------------
Russell 2000 Index      $100.00    $96.55   $115.50    $110.64   $111.78   $87.66
-----------------------------------------------------------------------------------
Nasdaq US               $100.00   $140.99   $261.48    $157.42   $124.89   $86.34
-----------------------------------------------------------------------------------
Amex - US               $100.00   $107.35   $141.64    $131.37   $122.26   $99.97
-----------------------------------------------------------------------------------

                        REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Committee is comprised of three Directors and operates under a written charter adopted by the Board of Directors. All of the audit committee members are independent within the meaning of Rule 4200(a)(14) of the NASD listing standards, and are "independent," as that term is defined in Section 10A of the Securities Act of 1934, as amended. Management has the primary responsibility for the financial statements and the reporting process, including the Company's systems of internal controls. In fulfilling its responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K, as amended, with management, including a discussion of the quality and acceptability of the Company's financial reporting and controls.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting standards, their judgments as to the quality and acceptability of the Company's financial reporting and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including the matters required to be discussed by SAS 61 (Communication with Audit Committees). In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the auditors' written disclosures required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Furthermore, the Audit Committee has considered whether the provision of non-audit services by the independent auditors for the fiscal year ended December 31, 2002, is compatible with maintaining their independence.

     The Committee also discussed with the Company's independent auditors the overall scope and plans for its audit. The Committee meets periodically with the independent auditors, with or without management present, to discuss the results of its examination, its evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Audit Committee has appointed Eisner LLP to serve as the Company's principal independent public accountants for the year ending December 31, 2003.

     Management is responsible for the Company's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not the Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Committee may not be, and do not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the independent auditors' report on the Company's financial statements. The Committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent accountants are in fact "independent."

     The Audit Committee is pleased to submit this report to the shareholders with regard to the above matters.

                                                 Dennis G. Rawan, Chairman
                                                 Arthur F. Noterman
                                                 Daniel E. Penni

              RATIFICATION OF EISNER LLP AS INDEPENDENT AUDITORS

                                  (ITEM 2)

     The Audit Committee has appointed Eisner LLP to serve as independent auditors of the Company for the year ending December 31, 2003, subject to ratification by the shareholders of the Company. Eisner LLP has audited the Company's consolidated financial statements since the year ended December 31, 2002. Audit services of Eisner LLP in 2002 included the examination of the consolidated financial statements of the Company, review services relating to the Company's consolidated quarterly reports, as well as certain services relating to filings with the Securities and Exchange Commission. Eisner LLP also performed other services for the Company during 2002.

     A representative of Eisner LLP is expected to be present at the Meeting and will have an opportunity to make a statement if he or she so desires. The Eisner LLP representative will also be available to respond to appropriate questions from shareholders.

     AUDIT AND NON-AUDIT FEES

     For the fiscal year ended December 31, 2002, fees for services provided by Eisner LLP were as follows:



            A.  Audit Fees                                         $1,137,859

            B.  Financial Information Systems Design and
                  Implementation                                           --

            C.  All Other Fees (review of registration statements
                  and other services)                                 473,958
                                                                   ----------
                Total Fees                                         $1,611,817
                                                                   ==========

COMPATIBILITY OF FEES

     The Audit Committee of the Board of Directors has considered whether the provision of the services covered in All Other Fees is compatible with maintaining the principal accountant's independence and has concluded that the services did not interfere with the principal accountant's independence.

VOTE REQUIRED

     In order to approve this proposal, the affirmative vote of a majority of the votes cast at the meeting, in person or by proxy, must be received in favor of this proposal. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR ratification of the appointment of Eisner LLP as the Company's independent auditors for the year ending December 31, 2003.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR ratification of the appointment of Eisner LLP as the Company's independent auditors for the year ending December 31, 2003.

 APPROVAL OF A PROPOSAL TO CHANGE THE COMPANY'S STATE OF INCORPORATION FROM MISSOURI TO FLORIDA THROUGH THE MERGER OF THE COMPANY INTO A NEWLY-FORMED
                      WHOLLY-OWNED FLORIDA SUBSIDIARY

                                  (ITEM 3)

     For the reasons set forth below, the Board of Directors believes that it is in the best interests of the Company and its shareholders to change the Company's state of incorporation from Missouri to Florida. The Board of Directors has approved the reincorporation, which would be accomplished by merging the Company with and into a wholly-owned Florida subsidiary to be formed upon shareholder approval. In connection with the consummation of the reincorporation, the subsidiary will change its name to "Applied Digital Solutions, Inc." The shareholders are being asked to approve the reincorporation at the Meeting. The reincorporation will have the effect of changing the Company's state of incorporation from Missouri to Florida. The reincorporation would not result in any change in the Company's business, assets or liabilities and would not result in any relocation of management or other employees.

REASONS FOR THE REINCORPORATION

     The Company is seeking to change its state of incorporation to Florida for a number of reasons. First, the Company's principal executive offices and operations are in Florida and the Company conducts its Board of Director and shareholder meetings in Florida. The Company has no offices, employees or assets in Missouri. In addition, reincorporating the Company in Florida will simplify corporate administration and eliminate the Company's obligation to file certain reports and other documents with the State of Missouri. Accordingly, the Company's Board of Directors believes that it is more appropriate for Florida law to govern the rights and interests of the Company and its shareholders rather than Missouri law.

PLAN OF MERGER

     The Company will be merged with and into a newly-formed, wholly-owned Florida subsidiary to be formed upon shareholder approval pursuant to the terms of the proposed Agreement and Plan of Merger ("Merger Agreement"), a copy of which is attached as Appendix A to this Proxy Statement. Upon the completion of the merger, the owner of each outstanding share of the Company's common stock will automatically own one share of the subsidiary's common stock, (i.e. the surviving corporation's common stock). Each outstanding certificate representing a share or shares of the Company's common stock will continue to represent the same number of shares in the subsidiary (i.e., a certificate representing one share of the Company's common stock will then equal one share of the subsidiary's common stock). IT WILL NOT BE NECESSARY FOR SHAREHOLDERS OF THE COMPANY TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES. Subject to compliance with Nasdaq Rules, the Company's common stock will continue to be traded on the Nasdaq SmallCap Market (SmallCap) under the symbol "ADSX" subsequent to the merger.

     The subsidiary's articles of incorporation and bylaws will be the articles of incorporation and bylaws of the surviving corporation. The form of the subsidiary's proposed articles of incorporation are attached hereto as Exhibit B. The discussion contained in this Proxy Statement is qualified in its entirety by reference to Appendix B and C.

EFFECT OF REINCORPORATION AND MERGER

     The reincorporation and the merger will effect a change in the legal domicile of the Company and other changes of a legal nature, the most significant of which are described in this Proxy Statement. The reincorporation and merger will not result in any change in the business, management, location of the Company's principal executive offices, assets, liabilities, net worth or accounting practices. Moreover, as noted above, the shares of common stock will continue to be publicly traded and reported on the SmallCap, subject to the Company's compliance with Nasdaq Rules. The merger will not give rise to any appraisal or dissenters' rights.

PRINCIPAL DIFFERENCES IN CORPORATE CHARTERS

     The subsidiary's proposed articles of incorporation differ from the Company's Articles of Incorporation in certain technical aspects. Specific articles have been included so as to minimize differences in corporate governance before and after the reincorporation. Although the subsidiary's proposed articles of incorporation and the Company's Articles of Incorporation contain similar language to the effect that a director will not be liable for monetary damages for conduct as a director to the full extent that each entity's respective state's law permits, the Missouri General Business and Corporation Law ("MGBCL") and the Florida Business Corporation Act ("FBCA") have different director and officer indemnification and director liability provisions. Various differences also exist between the subsidiary's proposed bylaws and the Company's Bylaws, but none of these provisions is expected to have a material effect on the Company's governance. The proposed subsidiary's articles of incorporation are attached to this Proxy Statement as Appendix B, and the proposed subsidiary's bylaws are attached as Appendix C.

CERTAIN DIFFERENCES IN CORPORATE LAWS

     The MGBCL currently governs the rights of the Company's shareholders. After the merger, the rights of shareholders will be governed by the FBCA. The following discussion summarizes certain significant differences between the provisions of the MGBCL and the FBCA, as applicable to a public company. Although it is not practical to compare all of the differences between the laws of Missouri and Florida and the Company's existing organizational documents and those of the surviving corporation, the following is a summary of differences the Company believes may significantly affect the rights of its shareholders. This summary is not intended to be relied upon as an exhaustive list or complete description of all differences.

     Amendment of Articles of Incorporation. Under the MGBCL, the board of directors may adopt a resolution setting forth the proposed amendment and directing that it be submitted to a vote at a meeting of shareholders, except that the proposed amendment need not be adopted by the board of directors and may be directly submitted to any annual or special meeting of shareholders. Under the MGBCL, a proposed amendment must be approved by a majority of the outstanding shares entitled to vote on the amendment unless any class of shares is entitled to vote separately as a class, in which case the proposed amendment must also be approved by a majority of the outstanding shares of such class of shares.

     All amendments to a corporation's articles of incorporation must be approved by shareholders holding a majority of the voting power of the corporation subject to certain exceptions enumerated in Fl. Stat. 607.1002 and 607.10025. Under the FBCA, an amendment to a corporation's articles of incorporation must be proposed by the board of directors to the shareholders and recommended for adoption unless the board determines that, because of a conflict of interest or other special circumstances, it should make no recommendation and communicates its basis for its determination to the shareholders with the amendment. The shareholders entitled to vote on the amendment must approve it by a majority of the votes entitled to be cast on the amendment (i) by any voting group with respect to which the amendment would create dissenters' rights, and (ii) by a majority of the votes of every other voting group entitled to vote on the amendment. The articles of incorporation or the board of directors may provide for a greater voting requirement.

     Fl. Stat. 607.1002 of the FBCA provides that a corporation may amend its articles of incorporation by board approval without shareholder action
(i) to extend the duration of the corporation if it was incorporated at a time when limited duration was required by law, (ii) to delete the names and addresses of the initial directors, (iii) to delete any other information contained in the articles of incorporation that is solely of historical interest, (iv) to delete the authorization for a class or series of shares authorized pursuant to Fl. Stat. 607.0602, if no shares of such class or series are issued, (v) to change the corporate name by substituting the word "corporation," "incorporated," or "company," or the abbreviation "corp.," "Inc.," or "Co.," for a similar word or abbreviation in the name, or by adding, deleting, or changing a geographical attribution for the name, (vi) to change the par value for a class or series of shares, (vii) to provide that if the corporation acquires its own shares, such shares belong to the corporation and constitute treasury shares until disposed of or canceled by the corporation; or (viii) to make any other change expressly permitted by this act to be made without shareholder action.

     Although MGBCL Stat. 351.090 requires shareholder approval to effectuate a forward or reverse stock split, Fl. Stat. 607.10025 of the FBCA provides that in certain circumstances and unless the articles of incorporation provide otherwise, a corporation may effect a division or combination of its shares (i.e. effectuate a forward or reverse stock split) solely by the action of the board of directors. In effecting a share combination or division, the board shall have authority to amend the articles to (i) increase or decrease the par value of shares, (ii) increase or decrease the number of authorized shares, (iii) make any other changes necessary or appropriate to assure that the rights or preferences of each holder of outstanding shares of all classes and series will not be adversely affected by the combination or division.

     The Company believes that a reverse stock split in the future may be desirable because the increased market price of the Company's common stock expected as a result of implementing a reverse stock split may encourage investor interest and improve the marketability of the Company's common stock. The Company has no present plans to effectuate a reverse stock split. The Company of course cannot predict whether, if ever effectuated, a reverse split would achieve the desired results as the price per share of its common stock is also a function of the Company's financial performance and furthermore, the liquidity of the Company's common stock may be adversely affected by a reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split.

     Provisions Affecting Acquisitions and Business Combinations. The MGBCL provides for two anti-takeover provisions, in the form of a "fair price" provision and a "control share acquisition" provision. The "fair price" statute restricts certain business combinations (e.g., mergers and dispositions of assets of a corporation or any subsidiary having an aggregate market value of 10% or more of the total market value of the corporation's outstanding stock) between a corporation and an interested shareholder (e.g., a beneficial owner of 20% or more of the voting power of the outstanding shares of a corporation). The fair price statute generally precludes a corporation from engaging in any business combination with an interested shareholder within five years after the acquisition pursuant to which the shareholder became an interested shareholder, unless either (i) the business combination or the acquisition pursuant to which the interested shareholder became interested was approved by the board of directors before the acquisition, (ii) the business combination is approved by the affirmative vote of the holders of a majority of the outstanding shares not beneficially owned by the interested stockholder or his affiliates or associates at a meeting called for that purpose at least five years after the acquisition pursuant to which the interested shareholder became interested, or (iii) certain minimum price criteria are satisfied.

     The "control share acquisition" statute precludes any person who acquires voting shares in a corporation in excess of specified thresholds of voting power in the corporation (i.e., 20%, 33 1/3%, and over 50%) from voting the shares held in excess of the applicable threshold, except to the extent voting rights for such shares are granted by resolution approved by the corporation's shareholders. The resolution must be approved by (i) each voting group entitled to vote separately, (ii) a majority of all votes entitled to be cast by that group, and (iii) a majority of all votes entitled to be cast by that group excluding all interested shares. Interested shares include those over which the acquiring person, any officer of the corporation, and any employee of the corporation who is also a director may exercise or direct the power to vote.

     The FBCA also provides for a "fair price" provision and a "control share acquisition" provision. The "fair price" statute restricts certain business combinations (e.g., mergers and dispositions of assets of a corporation or any subsidiary having an aggregate market value of 5% or more of the total market value of the corporation's outstanding stock, total assets or net income) between a corporation and an interested shareholder (e.g., a beneficial owner of 10% or more of the voting power of the outstanding shares of a corporation). The fair price statute generally precludes a corporation from engaging in any business combination with an interested shareholder within five years after the acquisition pursuant to which the shareholder became an interested shareholder, unless either (i) the business combination or the acquisition pursuant to which the interested shareholder became interested was approved by the board of directors before the acquisition, (ii) the business combination is approved by the affirmative vote of the holders of two-thirds of the outstanding shares not beneficially owned by the interested stockholder or his affiliates or associates, or (iii) certain minimum price criteria are satisfied.

     The "control share acquisition" statute precludes any person who acquires voting shares in a corporation in excess of specified thresholds of voting power in the corporation (i.e., 20%, 33 1/3%, and over 50%) from voting the shares held in excess of the applicable threshold, except to the extent voting rights for such shares are granted by resolution approved by the corporation's shareholders. The resolution must be approved by (i) each voting group entitled to vote separately by a majority of all votes entitled to be cast by that group, and (ii) a majority of all votes entitled to be cast by that group excluding all interested shares. Interested shares include those over which the acquiring person, any officer of the corporation, and any employee of the corporation who is also a director may exercise or direct the power to vote.

     Mergers, Acquisitions and Other Transactions. Under the MGBCL, a merger, consolidation, sale of all or substantially all of a corporation's assets other than in the regular course of business, or dissolution of a public corporation must be approved by the affirmative vote of a majority of directors when a quorum is present, and by two-thirds of all votes entitled to be cast by each voting group entitled to vote as a separate group, unless another proportion is specified in the articles of incorporation. Under the FBCA, a merger, consolidation, sale of all or substantially all of a corporation's assets other than in the regular course of business or dissolution of a corporation requires the affirmative vote of a majority of all shares entitled to vote by each voting group entitled to vote as a separate group, unless another proportion is specified in the articles of incorporation.

     Action Without a Meeting. Under the MGBCL, shareholder action may be taken without a meeting if written consents setting forth such action are signed by all holders of outstanding shares entitled to vote thereon. The FBCA also authorizes shareholder action without a meeting if consents are received from holders of the requisite number of votes entitled to vote thereon.

     Class Voting. Under the MGBCL, the articles of incorporation may authorize one or more classes of shares that have special, conditional or limited voting rights, including the right to vote on certain matters as a group. The articles of incorporation may not limit the rights of holders of a class to vote as a group with respect to certain amendments to the articles of incorporation and certain mergers that adversely affect the rights of holders of that class. The FBCA requires voting by separate classes only with respect to amendments to the certificate of incorporation that adversely affect the holders of those classes or that increase or decrease the aggregate number of authorized shares or the par value of the shares of any of those classes.

     Appraisal or Dissenters' Rights. Under the MGBCL a shareholder is entitled to dissent from and, upon perfection of his or her appraisal right, to obtain fair value of his or her shares in the event of certain corporate actions, including certain mergers, consolidations, share exchanges, sales of substantially all assets of the corporation, and amendments to the corporation's articles of incorporation that materially and adversely affect shareholder rights.

     Under Florida law, shareholders have the right to dissent from a merger or sale of substantially all of the assets of the corporation, except when a shareholder vote is not required or the corporation's shares are listed on a national securities exchange, [traded on the NASDAQ National Market System,] or held of record by not fewer than 2,000 shareholders. This exception is not available if the corporation's articles of incorporation provide otherwise; the subsidiary's proposed articles do not provide otherwise. Shareholders also have dissenters' rights with respect to amendments to the corporation's articles of incorporation that may adversely affect the rights or preferences of shareholders.

     Indemnification of Directors and Officers. Under the MGBCL, a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, against expenses, including attorneys' fees, judgments, fine and amounts paid in settlement incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. No indemnification may be given under the MGBCL if the person is judged liable for negligence or misconduct in the performance of his or her duty to the corporation unless the court determines the person is fairly and reasonably entitled to indemnity. The subsidiary's proposed articles of incorporation provide that it shall indemnify its directors and officers to the fullest extent not prohibited by law, including indemnification for payments in settlement of actions brought against a director or officer in the name of the corporation, commonly referred to as a derivative action.

     Under the FBCA, indemnification of directors and officers is authorized to cover judgments, amounts paid in settlement, and expenses arising out of non-derivative actions where the director or officer acted in good faith and in a manner he or she believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action, if he or she had no reasonable cause to believe that his or her conduct was unlawful. Indemnification is required to the extent of a director's or officer's successful defense. Additionally, under the FBCA, a corporation may reimburse directors and officers for expenses incurred in a derivative action.

     The Company has included undertakings in various registration statements filed with the Securities and Exchange Commission that in the event a claim for indemnification is asserted by a director or officer relating to liabilities under the Securities Act of 1933, as amended, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether indemnification would be against public policy and will be governed by any final adjudication of such issue.

ACCOUNTING TREATMENT/FEDERAL TAX CONSEQUENCES

     Applying generally accepted accounting principles, the Company will not recognize any gain or loss as a result of the reincorporation. In addition, the consolidated financial statements of the subsidiary immediately after the reincorporation will be identical to those of the Company immediately prior to the reincorporation.

     The Company has been advised by its legal counsel that, for federal income tax purposes, the reincorporation will constitute a reorganization under Section 368 of the Code. Under Section 368 of the Code, the Company's shareholders will recognize no gain or loss as a result of the reincorporation and, in determining the federal tax basis and holding period of their new shares, will retain the tax basis and include the holding period that applied to their old shares. In addition, under Section 368 of the Code, neither the Company nor the subsidiary will recognize any gain or loss as a result of the reincorporation, and the subsidiary will succeed without adjustment to the tax attributes of the Company.

     Although the state and local income tax consequences of the reincorporation are expected to be the same as the federal income tax consequences described above, the Company's shareholders should consult their own tax advisors about the possible state, local, or foreign income tax consequences that may result from the reincorporation.

VOTE REQUIRED

     In order to approve this proposal, the affirmative vote of the holders of two-thirds of the outstanding shares of the Company's common stock must be received in favor of this proposal. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR the reincorporation proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF A PROPOSAL TO CHANGE THE COMPANY'S STATE OF INCORPORATION FROM MISSOURI TO FLORIDA THROUGH THE MERGER OF THE COMPANY INTO A WHOLLY-OWNED FLORIDA SUBSIDIARY TO BE FORMED UPON SHAREHOLDER APPROVAL.


         APPROVAL AND ADOPTION OF THE COMPANY'S 2003 FLEXIBLE STOCK PLAN
                                    (ITEM 4)

INTRODUCTION

     On May 14, 2003, the Board of Directors adopted, subject to shareholder approval, the Applied Digital Solutions, Inc. 2003 Flexible Stock Plan ("Plan"). The Plan is intended to attract, retain, motivate and reward employees, directors and other individuals and to encourage ownership by employees, directors and other individuals of the Company's common stock. The Plan is also intended to allow the Company to grant awards of its common stock in lieu of payments of cash compensation pursuant to the mutual agreement of a participant and the Company. An employee is an individual employed by the Company or a subsidiary. The Plan provides for benefits (collectively "Benefits") to be awarded in the form of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights (as described below and referred to hereafter as "SARs"), Restricted Stock, Performance Shares, Cash Awards, and Other Stock Awards, each of which is defined below. This Plan is intended to be "Broadly Based" (as such term is used for purposes of rules promulgated by The National Association of Securities Dealers).

     Set forth below is a description of the essential features of the Plan. This description is subject to and qualified in its entirety by the full text of the Plan, which is attached to this Proxy Statement as Appendix D.

                             DESCRIPTION OF THE PLAN

NUMBER OF SHARES

     The number of shares of common stock which may be issued in connection with Benefits shall be 14,000,000 shares. Furthermore, the maximum number of shares available for Incentive Stock Option awards is 7,000,000 shares. Such shares may be authorized but unissued shares, shares held in the Company's treasury, or both. If an option or SAR expires or is terminated, surrendered or canceled, without having been fully exercised, if Restricted Stock or Performance Shares are forfeited, or if any other grant results in shares of common stock not being issued, the shares covered by such option or SAR, grant of shares of Restricted Stock, Performance Shares or other grant, as the case may be, shall again be available for use under the Plan.

     If there is any change in the common stock of the Company by reason of any stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, the number of SARs and number and class of shares available for options and grants of Restricted Stock, Performance Shares and Other Stock Based Awards and the number of shares subject to any outstanding options, SARs, grants of Restricted Stock Performance Shares which are not yet vested, and Other Stock Based Awards, and the price thereof, as applicable, will be appropriately adjusted.

ADMINISTRATION

     The Plan is administered by a committee ("Committee"). The Committee shall consist of the Board of Directors, unless the Board of Directors appoints a Committee of two or more but less than all of the Board of Directors. If the Committee does not include the entire Board, it shall serve at the pleasure of the Board of Directors, which may from time to time appoint members in substitution for members previously appointed and fill vacancies, however caused, in the Committee.

     Subject to the express provisions of the Plan, the Committee has complete authority to:

          o determine when and to whom Benefits are granted and the type and amounts of Benefits;

          o determine the terms, conditions and provisions of, and restrictions relating to, each Benefit granted;

          o interpret and construe the Plan and any agreement ("Agreement") evidencing and describing a Benefit;

          o prescribe, amend and rescind rules and regulations relating to the Plan;

          o   determine the form and contents of all Agreements;

          o   determine all questions relating to Benefits under the Plan; and

          o take any other action which it considers necessary or appropriate for the administration of the Plan and to carry out the purposes of the Plan.

     Except as required by Rule 16b-3 with respect to Benefits granted to persons who are subject to Section 16 of the Exchange Act (consisting of directors and officers), the Committee may delegate its authority to any employee, employees or committee.

AMENDMENT, TERMINATION AND CHANGE IN CONTROL

     The Board of Directors may amend the Plan at any time. However, the Board of Directors may not amend the Plan without shareholder approval if such amendment:
----------

          o would cause options, which are intended to qualify as Incentive Stock Options to fail to qualify as such;

          o would cause the Plan to fail to meet the requirements of Rule 16b-3; or

          o   would violate applicable law.

     The Plan has no fixed termination date and shall continue in effect until terminated by the Board of Directors.

     The amendment or termination of the Plan will not adversely affect any Benefit granted prior to such amendment or termination. However, any Benefit may be modified or canceled by the Compensation Committee if and to the extent permitted by the Plan or Agreement or with the consent of the participant to whom such Benefit was granted.

     In the event of a Change in Control, as defined below, all Incentive Stock Options and Non-Qualified Stock Options shall become fully exercisable, all Stock Appreciation Rights shall become immediately payable, all Restricted Stock shall become vested, all Performance Shares shall be deemed fully earned, and all Cash Awards, Other Stock Based Awards, and other Benefits shall become fully vested, exercisable or payable. In addition, the Compensation Committee may, to the extent not inconsistent with the above, provide such protection as it deems necessary to maintain a participant's rights, including, without limitation:

          o providing for purchase of a benefit for an amount in cash equal to the amount which could have been attained upon the exercise or realization of such benefit;

          o making such adjustment to the outstanding benefits as the Compensation Committee deems appropriate; and/or

          o causing the outstanding benefits to be assumed, or new benefits substituted therefor, by the surviving corporation. "Change in Control" means:

              o the acquisition by any person or group, other than the Company and certain related entities, of more than 20% of the outstanding shares of common stock;

              o a change in the majority of the members of the Board of Directors during any two year period which is not approved by at least two-thirds of the members of the Board of Directors who were members at the beginning of the two year period;

              o a merger or consolidation involving the Company in which the shareholders of the Company prior to the effective date of the transaction do not have more than 50% of the voting power of the surviving entity immediately following the transaction; or

              o   the liquidation or dissolution of the Company, or

              o a sale or other disposition of all or substantially all of its assets.

ELIGIBILITY FOR BENEFITS

     Benefits may be awarded to individuals selected by the Committee. Benefits may be awarded only to employees, members of the Board of Directors, employees and owners of entities which are not affiliates but which have a direct or indirect ownership interest in an employer, individuals who, and employees and owners of entities which, are customers or suppliers of an employer, individuals who, and employees and owners of entities which, render services to an employer, and individuals who, and employees and owners of entities which, have ownership or business affiliations with any individual or entity previously described. Incentive Stock Options may be granted only to employees.

TYPES OF BENEFITS

     Under the Plan, the Committee may grant a number of different types of Benefits. A summary of the principal characteristics of various types of Benefits which may be granted is set forth below.

     Stock Options. Two types of stock options may be granted under the Plan. Stock options intended to qualify for special tax treatment under Section 422 of the Code are referred to as "Incentive Stock Options," and options not intended to so qualify are referred to as "Non-Qualified Stock Options." In the case of Non-Qualified Stock Options, the option price shall be determined by the Compensation Committee but shall be no less than 85% of the fair market value of the shares of common stock on the date the option is granted, and, in the case of Incentive Stock Options, the price shall be determined by the Compensation Committee but shall be no less than the fair market value of the shares of common stock on the date the option is granted.

     The other terms of options shall be determined by the Committee. However, in the case of options intended to qualify as Incentive Stock Options, such terms must meet all requirements of Section 422 of the Code. Currently, such requirements are:

          o the option must be granted within 10 years from the adoption of the Plan,

          o   the option may not have a term longer than 10 years,

          o the option must be not transferable other than by will or the laws of descent and distribution and may be exercised only by the optionee during his/her lifetime,

          o the maximum aggregate fair market value of common stock with respect to which such options are first exercisable by an optionee in any calendar year may not exceed $100,000; and

          o   the option must be granted to an employee.

     In addition, if the optionee owns more than 10% of the Company's common stock or more than 10% of the total combined voting power of all classes of stock of any subsidiary, the option price must be at least 110% of fair market value of the shares of common stock on the date the option is granted, and the option may not have a term longer than five years.

     SARs. A SAR is the right to receive an amount equal to the appreciation in value of one share of common stock from the time the SAR is granted until the time the grantee elects to receive payment. Participants who elect to receive payment of SARs shall receive payment in cash, in common stock or in any combination of cash and common stock, as determined by the Committee. When SARs are granted in tandem with an Incentive Stock Option, the SARs must contain such terms and conditions as are necessary for the related option to qualify as an Incentive Stock Option. In addition, if SARs are granted in tandem with a stock option: the exercise of the option shall cause a correlative reduction in the SARs; and the payment of SARs shall cause a correlative reduction in the shares under the option.

     Restricted Stock. Restricted Stock is common stock which is subject to forfeiture until a period of time has elapsed or certain conditions have been fulfilled. Unless the Committee determines otherwise, shares of Restricted Stock shall be granted at a cost equal to par value (presently $.001 per share). Certificates representing shares of Restricted Stock shall bear a legend referring to the Plan, noting the risk of forfeiture of the shares and stating that such shares are non-transferable until all restrictions have been satisfied and the legend has been removed. At the discretion of the Committee, the grantee may or may not be entitled to full voting and dividend rights with respect to all shares of Restricted stock from the date of grant.

     Performance Shares. Performance Shares are the right to receive common stock or cash equal to the fair market value of the common stock at a future date in accordance with the terms of the grant. Generally, such right shall be based upon the attainment of targeted profit and/or other performance objectives.

     Cash Awards. A Cash Award is a Benefit payable in cash. The maximum cash award that an individual who is subject to Section 16 of the Exchange Act may receive in any calendar year in the aggregate is the greater of $100,000 or 100% of his/her compensation (excluding any Cash Award) for such year.

     Other Stock Based Awards. An Other Stock Based Award is an award that is valued in whole or in part by reference to, or is otherwise based on, common stock. The Committee shall have the right to grant shares in lieu of the payment of cash compensation pursuant to the mutual agreement of the participant and the Company.

GENERAL PROVISIONS APPLICABLE TO BENEFITS

     Under the Plan, the following provisions are applicable to one or more types of Benefits.

     Agreement and Terms of Benefits. The grant of any Benefit may be evidenced by an Agreement which describes the specific Benefit granted and the terms, conditions and provisions of, and restrictions relating to, such Benefit. Any Agreement shall contain such provisions as the Committee shall determine to be necessary, desirable and appropriate.

     Transferability. Unless otherwise specified in an agreement or permitted by the Committee, each Benefit shall be non-transferable other than by will or the laws of descent and distribution and shall be exercisable during a participant's lifetime only by him/her.

     Tandem Awards. Awards may be granted by the Committee in tandem. However, no Benefit may be granted in tandem with an Incentive Stock Option except SARs.

     Payment. Upon the exercise of an option or in the case of any other Benefit that requires a payment to the Company, payment may be made either:

              o   in cash, including a so-called "cashless exercise," or

              o   with the consent of the Committee,

              o by the tender of shares of common stock having an aggregate fair market value equal to the amount due the Company,

              o   in other property,

              o   by the surrender of all or part of a Benefit
                  (including the Benefit being exercised or acquired), or by any combination of the foregoing.

     Dividend Equivalents. Grants of Benefits in common stock or common stock equivalents may include dividend equivalent payments or dividend credit right.

     Deferral. The right to receive a Benefit may, upon the request of the request of the recipient, be deferred for such period and upon such conditions as the Committee may determine.

     Withholding. At the time any Benefit is distributed under the Plan, the Company may withhold, in cash or in shares of common stock, from such distribution any amount necessary to satisfy income withholding requirements applicable to such distribution.

     Limitation on Benefits. The number of shares covered by options where the purchase price is no less than fair market value on the date of grant plus SARs which may be granted to any one individual in any calendar year shall not exceed 5,000,000.

RESTRICTIONS ON SHARES

     The Committee may require each person purchasing common stock pursuant to an option or receiving common stock pursuant to any other form of Benefit under the Plan to represent to and agree with the Company in writing that such person is acquiring the shares for investment and without a view to distribution or resale. In addition, shares issued under the Plan may be subject to restrictive agreements between the Company or a subsidiary and the participant. The Committee may require that a legend reflecting any restriction described above be placed on any certificate for shares.

                U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

     The following is a summary of the U.S. federal income tax consequences of the Plan, based on current income tax laws, regulations and rulings.

INCENTIVE STOCK OPTIONS

     Subject to the effect of the Alternative Minimum Tax, discussed below, an optionee does not recognize income on the grant of an Incentive Stock Option. If an optionee exercises an Incentive Stock Option in accordance with the terms of the option and does not dispose of the shares acquired within two years from the date of the grant of the option nor within one year from the date of exercise, the optionee will not realize any income by reason of the exercise, and the Company will be allowed no deduction by reason of the grant or exercise. The optionee's basis in the shares acquired upon exercise will be the amount paid upon exercise. Provided the optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, his/her gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of his/her gain or loss will be the difference between the amount realized on the disposition of the shares and his/her basis in the shares.

     If an optionee disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise ("Early Disposition"), the optionee will realize ordinary income at the time of such Early Disposition which will equal the excess, if any, of the lesser of

          o   the amount realized on the Early Disposition, or

          o the fair market value of the shares on the date of exercise, over the optionee's basis in the shares.

The Company will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on the Early Disposition of such shares over the fair market value of the shares on the date of exercise will be long-term or short-term capital gain, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of Early Disposition. If an optionee disposes of such shares for less than his/her basis in the shares, the difference between the amount realized and his/her basis will be a long-term or short-term capital loss, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of disposition.

     The excess of the fair market value of the shares at the time the Incentive Stock Option is exercised over the exercise price for the shares is an item of tax preference ("Stock Option Preference") which is discussed below.

NON-QUALIFIED STOCK OPTIONS

     Non-Qualified Stock Options do not qualify for the special tax treatment accorded to Incentive Stock Options under the Code. Although an optionee does not recognize income at the time of the grant of the option, he recognizes ordinary income upon the exercise of a Non-Qualified Option in an amount equal to the difference between the fair market value of the stock on the date of exercise of the option and the amount of cash paid for the stock.

     As a result of the optionee's exercise of a Non-Qualified Stock Option, the Company will be entitled to deduct as compensation an amount equal to the amount included in the optionee's gross income. The Company's deduction will be taken in the Company's taxable year in which the option is exercised.

     The excess of the fair market value of the stock on the date of exercise of a Non-Qualified Stock Option over the exercise price is not a Stock Option Preference.

SARS

     Recipients of SARs do not recognize income upon the grant of such rights. When a participant elects to receive payment of an SAR, he recognizes ordinary income in an amount equal to the cash and fair market value of shares of common stock received, and the Company is entitled to a deduction equal to such amount.

RESTRICTED STOCK; PERFORMANCE SHARES

     Grantees of Restricted Stock and Performance Shares do not recognize income at the time of the grant of such stock. However, when shares of Restricted Stock become free from any restrictions or when Performance Shares are paid, grantees recognize ordinary income in an amount equal to the fair market value of the stock on the date all restrictions are satisfied, less, in the case of Restricted Stock, the amount paid for the Stock. Alternatively, the grantee of Restricted Stock may elect to recognize income upon the grant of the stock and not at the time the restrictions lapse, in which case the amount of income recognized will be the fair market value of the stock on the date of grant. The Company will be entitled to deduct as compensation the amount includible in the grantee's income in its taxable year in which the grantee recognizes the income.

CASH AWARDS

     Cash Awards are taxable as ordinary income when received or constructively received by a participant. The Company is entitled to deduct the amount of a Cash Award when the award is taxable to the recipient.

TAXATION OF PREFERENCE ITEMS

     Section 55 of the Code imposes an Alternative Minimum Tax equal to the excess, if any, of (i) 26% of the optionee's "alternative minimum taxable income" up to $175,000 plus 28% of such income over $175,000 over (ii) his/her "regular" U.S. federal income tax. Alternative minimum taxable income is determined by adding the optionee's Stock Option Preference and any other items of tax preference to the optionee's adjusted gross income and then subtracting certain allowable deductions and an exemption amount. The exemption amount is $35,750 for single taxpayers, $49,000 for married taxpayers filing jointly and $24,500 for married taxpayers filing separately. However, these exemption amounts are phased out beginning at certain levels of alternative minimum taxable income.

CHANGE OF CONTROL

     If there is an acceleration of the vesting or payment of Benefits and/or an acceleration of the exercisability of stock options upon a Change of Control, all or a portion of the accelerated benefits may constitute "Excess Parachute Payments" under Section 280G of the Code to certain officers, shareholders, or highly-compensated individuals. The individual receiving an Excess Parachute Payment incurs an excise tax of 20% of the amount of the payment in excess of the individual's average annual compensation over the five calendar years preceding the year of the Change of Control, and the Company is not entitled to a deduction for such payment.

LIMITATION ON DEDUCTION

     Section 162(m) of the Code provides that no deduction will be allowed for certain remuneration with respect to a covered employee to the extent such remuneration exceeds $1,000,000. Under the regulations interpreting Code Section 162(m), an employee is a covered employee if his/her compensation is required to be reported under the SEC's disclosure rules and he is employed as of the last day of the taxable year. Code Section 162(m) does not apply to: (a) compensation payable solely on account of the attainment of one or more performance goals if
(i) the goals are determined by a committee of two or more outside directors,
(ii) the material terms under which the remuneration will be paid, including the goals, is disclosed to shareholders and approved by a majority of the shareholders, and (iii) except in the case of SARs and certain stock options (as described below), the committee certifies that the goals have been met; and (b) compensation payable under a binding contract in effect on February 17, 1993 which is not thereafter modified in any material respect. Compensation arising from SARs and stock options where the price from which appreciation is calculated or exercise price, as the case may be, is no less than fair market value on the date of grant constitute compensation on amount of attainment of a performance goal as long as the committee described above grants the SARs or options and the shareholders approve the maximum number of shares per participant over a specific time period. The $1,000,000 limitation is reduced by any remuneration subject to such limitation for which a deduction is disallowed under the Change of Control provisions set forth above.

SUMMARY ONLY

     The foregoing statement is only a summary of the U.S. federal income tax consequences of the Plan and is based on the Company's understanding of present U.S. federal tax laws and regulations.

NEW PLAN BENEFITS

     During 2002, the Company granted 10,126,000 options under its 1999 Flexible Stock Plan and 1996 Non-Qualified Stock Option Plan. As of December 31, 2002, the following shares of the Company's common stock were authorized for issuance under the Company's equity compensation plans:

EQUITY COMPENSATION PLAN INFORMATION

                                          (a)                    (b)                     (c)
Plan Category (1)               Number of securities to    Weighted-average     Number of securities
                                be issued upon exercise     exercise price     remaining available for
                                of outstanding options,      per share of       future issuance under
                                  warrants and rights        outstanding         equity compensation
                                                          options, warrants       plans (excluding
                                                              and rights       securities reflected in
                                                                                     column (a)
Equity compensation plans
approved by security holders            34,039,000               $0.71             7,183,000(2)(3)

Equity compensation plans not
approved by security holders                    --                  --                    --
                                ------------------------------------------------------------------------
Total                                   34,039,000               $0.71             7,183,000
-------------------------------=========================================================================

     (1) A narrative description of the material terms of the Company's equity compensation plans is set forth in Note 13 to the Company's consolidated financial statements, which are set forth in the Company's Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on April 4, 2003.

     (2) In addition to the shares available for future issuance reflected in the above table, the shares available for future issuance under the 2003 Flexible Stock Plan, if approved, would be 14,000,000.

     (3) Includes 6,900,000 shares available for future issuance under the Company's 1999 Employees Stock Purchase Plan.

VOTE REQUIRED

     In order to approve this proposal, the affirmative vote of a majority of the votes cast at the meeting, in person or by proxy, must be received in favor of this proposal. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval and adoption of the Company's 2003 Flexible Stock Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE COMPANY'S 2003 FLEXIBLE STOCK PLAN.

        RATIFICATION OF OPTIONS GRANTED UNDER THE COMPANY'S 1999 FLEXIBLE
                 STOCK PLAN, THE 1996 NON-QUALIFIED STOCK OPTION
                PLAN, AND THE 1999 EMPLOYEES STOCK PURCHASE PLAN

                                    (ITEM 5)

     Under the 1999 Flexible Stock Plan approved by the shareholders, options to acquire a total of 9,916,000 shares of common stock have been granted in 2002 by the committee designated for such purpose. No further shareholder approval is required for the issuance of such options. However, shareholder ratification of such options at the Annual Meeting will allow the holders of these options to have the benefit of Rule 16b-3 under the Exchange Act, which, among other things, exempts certain grants of options to officers and directors of the Company from the provisions of Section 16(b) of such Exchange Act.

     Under the 1996 Non-Qualified Stock Option Plan approved by the shareholders, options to acquire a total of 210,000 shares of common stock have been granted in 2002 by the committee designated for such purpose. No further shareholder approval is required for the issuance of such options. However, shareholder ratification of such options at the Annual Meeting will allow the holders of these options to have the benefit of Rule 16b-3 under the Exchange Act, which, among other things, exempts certain grants of options to officers and directors of the Company from the provisions of Section 16(b) of such Exchange Act.

     Under the 1999 Employees Stock Purchase Plan approved by the shareholders, options to acquire a total of 1,152,011 shares of common stock have been granted in 2002 by the committee designated for such purpose. No further shareholder approval is required for the issuance of such options. However, shareholder ratification of such options at the Annual Meeting will allow the holders of these options to have the benefit of Rule 16b-3 under the Exchange Act, which, among other things, exempts certain grants of options to officers and directors of the Company from the provisions of Section 16(b) of such Exchange Act.

VOTE REQUIRED

     In order to approve this proposal, the affirmative vote of a majority of the votes cast at the meeting, in person or by proxy, must be received in favor of this proposal. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR ratification of options granted under the Company's stock plans.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF OPTIONS GRANTED UNDER THE COMPANY'S 1999 FLEXIBLE STOCK PLAN, THE 1996 NON-QUALIFIED STOCK OPTION PLAN, AND THE 1999 EMPLOYEES STOCK PURCHASE PLAN.


        APPROVAL OF THE ISSUANCE OF THE COMPANY'S COMMON STOCK AND RATIFICATION OF THE RE-PRICING OF STOCK OPTIONS UNDER THE SEVERANCE
              AGREEMENT ENTERED INTO WITH RICHARD J. SULLIVAN

                                 (ITEM 6)

     On March 21, 2003, the Board of Directors authorized the Company's entering into a severance agreement with Richard J. Sullivan, the Company's then Chairman of the Board of Directors and Chief Executive Officer, providing for:

          o the Company's issuance to him of 56,000,000 shares of the Company's common stock (to be issued following the Company's registration of the shares for resale with the Securities and Exchange Commission); and

          o the re-pricing of stock options held by him exercisable for an aggregate of 10,885,000 shares of the Company's common stock in full satisfaction of all compensation and benefits owed to Richard Sullivan under his employment agreement. As explained more fully below, the share issuance and re-pricing of options require shareholder approval;

in full satisfaction of all compensation and benefits owed to Richard Sullivan under his employment agreement. As explained more fully below, the share issuance and re-pricing of options require shareholder approval.

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BACKGROUND INFORMATION

         As the Company has previously reported, in early March of this year, IBM Credit LLC (IBM Credit) notified the Company that the Company was in default under the terms of the credit agreement among the IBM Credit, as lender, and the Digital Angel Share Trust (which holds the shares of common stock of the Company's majority-owned subsidiary, Digital Angel Corporation, beneficially owned by the Company) and the Company, as borrowers. The default was triggered by the Company's failure to pay an aggregate amount of roughly $46.2 million on February 28, 2003, the due date for such payment. IBM Credit also advised the Company that IBM Credit intended to exercise its rights and remedies under the credit agreement immediately. IBM Credit promptly enforced its security interests in the Company's deposit accounts at various banking institutions. As a result, the Company faced the prospect of a cessation of its operations and liquidation of its assets.

         Over the next several weeks the Company's management engaged in discussions with IBM Credit representatives that led to the Company's entering into a forbearance agreement with IBM Credit in early April. The Forbearance Agreement provides, among other things, that:

     o IBM Credit will forbear from the further exercise of any and all rights and remedies under the credit agreement, subject to the terms and conditions of the forbearance agreement, for a forbearance period. The forbearance period began on April 1, 2003, the date when certain conditions precedent were satisfied, and is to continue until the earlier to occur of (i) the repayment in full of the outstanding loans and other obligations in the time and manner specified, or (ii) the occurrence of a "Termination Event."

     o The outstanding indebtedness and all other obligations to IBM Credit (which amounted to approximately $92.1 million as of March 31, 2003) can be "purchased" by or on behalf of the Company as follows:

                  -   for $30 million in cash on or before June 30, 2003;

                  -   for $50 million in cash on or before September 30, 2003;

     o Within 30 days of the commencement of the forbearance period, the Digital Angel Share Trust is to engage an investment bank for purposes of effecting the sale of the shares of common stock of Digital Angel held by the Trust.

     o The Company must be cash flow positive on a consolidated operational basis (excluding the operations of two of its subsidiaries, Digital Angel Corporation and InfoTech USA, Inc. (formerly SysComm International Corporation) at all times from and after May 1, 2003. The Company is obligated to provide IBM Credit, on a weekly basis, with a detailed budget in respect of each operating subsidiary of the Company on a rolling 13-week basis, itemizing all revenues projected to be received and all expenses proposed to be made in the ordinary course of business. Further, the Company must transfer all revenues from operations into deposit accounts under the control of IBM Credit, to be made available to the Company to pay expenditures in accordance with the submitted budget for the applicable week.

         In the course of the discussions with IBM Credit, the Board of Directors determined that entering into an arrangement with IBM Credit that would forestall IBM Credit's exercise of its rights and remedies under the credit agreement and give the Company an opportunity to continue in business would not be feasible if Richard Sullivan and Jerome C. Artigliere, the Company's then Chief Operating Officer, remained with the Company. As a result, the Company reviewed the terms of the employment agreements with Messrs. Richard Sullivan and Jerome Artigliere (see Item 7 below), and the employment agreement and severance agreement previously entered into with Garrett Sullivan (see Item 8 below), to ascertain the Company's obligations to each of them under such agreements. In Richard Sullivan's case, his employment agreement provides for:

     o an annual salary of not less than $450,000 and an annual bonus of not less than $140,000 for the term of his employment agreement (which was due to expire March 1, 2008, roughly five years later);

     o supplemental compensation of $2,250,000 (to be paid in 60 equal monthly payments of $37,500 each), in the event of a termination of his employment for any reason other than a termination due to his material default under the agreement; and

     o a lump sum payment of $12,105,000, upon the occurrence of a "Triggering Event," defined under the employment agreement to include a change of control of the Company or his ceasing to serve as the Company's Chairman of the Board or Chief Executive Officer for any reason other than due to his material default, with the Company having the option to pay this amount in cash or the Company's common stock or any combination of the two, provided that there must be sufficient cash to pay Richard Sullivan's tax liability. In the event the Company opted to make any portion of the payment in

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

         common stock, the agreement stipulated that the common stock is to be valued at the average closing price of the stock on the Nasdaq National Market (the Company's stock was, at the time the agreement was entered into, listed on the Nasdaq National Market but has since been transferred to the Nasdaq SmallCap Market) over the last five business days prior to the date of the Triggering Event.

     In total, the employment agreement obligated the Company to pay Richard Sullivan roughly $17,300,000 under or in connection with the termination of his employment agreement.

     In view of the Company's cash constraints and its need to dedicate essentially all of its cash resources to satisfying its obligations to IBM Credit, the Company commenced negotiations with Richard Sullivan (and parallel negotiations with Jerome Artigliere) that led to proposed terms of severance agreements with each of them. The proposed terms of Richard Sullivan's severance agreement, which are reflected in the final, executed agreement, contemplate:

         (1) the issuance to Richard Sullivan of 56,000,000 shares of the Company's common stock, valued at $0.196 per share in accordance with the terms of his employment agreement (representing an aggregate value of $10,976,000); and

         (2) the re-pricing of stock options exercisable for 10,885,000 shares of the Company's common stock. The options had stated exercise prices ranging from $0.15 to $0.32 per share and were to be replaced with options exercisable for $0.01 per share. The value of the repriced options, using the Black-Scholes valuation model, was $2,093,000. The re-priced options were granted under either the Company's 1996 Non-Qualified Stock Option Plan or the 1999 Flexible Stock Plan, both of which permit the modification of any option by the Board of Directors.

     Accordingly, the total value of the consideration to be paid to Richard Sullivan under the proposed severance agreement is $13,069,000, over $4 million less than what he was entitled to under his employment agreement and no part is required to be paid in cash. This arrangement complied with an obligation under the forbearance agreement that the Company satisfy any obligations under the employment agreement with Company stock with a current market value that did not exceed the amount of such obligations.

     The Company's Board of Directors met on March 21, 2003, to discuss its options, the proposed terms of the forbearance agreement (then memorialized in a term sheet), the terms of the draft severance agreements to be entered into with Messrs. Richard Sullivan and Jerome Artigliere, and other related matters. During the course of the meeting, the independent members of the Board (constituting all the members of the audit committee) met separately to discuss the Company's options, as well as the proposed terms of the severance packages. Following such deliberations, the audit committee members voted unanimously to authorize the Company's entering into the draft severance agreements, deeming such actions to be in the best interests of the Company's shareholders. The other members of the Board in attendance at the meeting abstained from the voting on these matters. Richard Sullivan then tendered his resignation, effective immediately, which the continuing members of the Board accepted.

     In determining to authorize the Company's entering into the severance agreement with Richard Sullivan, the Board of Directors considered, among other things:

          o   the Company's limted cash resources;

          o the absence of any immediate prospects to raise capital sufficient to pay off or otherwise refinance the Company's indebtedness to IBM Credit;

          o IBM Credit's refusal to consider any further amendment of the credit agreement;

          o the prospect of an imminent exercise by IBM Credit of its the rights and remedies under the credit agreement should the Company not proceed expeditiously with entering into the forbearance agreement;

          o the terms of the severance agreement itself, including the satisfaction of the Company's obligations in the form of equity, the future value of which was uncertain in light of the Company's circumstances;

          o the opportunity the Company would have, upon satisfying its obligations to Richard Sullivan (and

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

              Jerome Artigliere) in this manner, to focus its energies on taking the necessary steps to comply with and raise the funds necessary to purchase the IBM indebtedness, which would, in turn, greatly strengthen the Company's financial position and give it the chance to implement its business plan; and

          o the potential loss of shareholders' entire investment in the Company should the Company not take this course of action.

NEED FOR SHAREHOLDER APPROVAL

     At the time the Board authorized the Company's entering into the severance agreements, the Board was aware that the share issuances and option re-pricings provided for under such agreements might require shareholder approval under applicable Nasdaq Marketplace Rules. For that reason, a provision was included in each of the agreements that required the Company to include in the proxy statement proposals relating to the transactions contemplated by the terms of the severance agreements in the Company's proxy statement if it was determined that shareholder approval was required. Shortly thereafter, the Company and the Company's Nasdaq listing analyst initiated discussions as to the need to obtain shareholder approval of the transactions contemplated by the severance agreements. After providing the Nasdaq listing analyst with lengthy written correspondence as to the Company's analysis of the issues, the Company was advised that shareholder approval of the transactions was required. In Richard Sullivan's case, Nasdaq's position was premised on the share issuance and re-pricing of options:

              (i) being compensatory in nature (notwithstanding that the Company's obligations to Richard Sullivan under his employment agreement exceeded the value of the share issuance and repriced options); and

              (ii)  resulting in a change of control.

In the latter regard, Nasdaq's position was based on the possibility of Richard Sullivan holding in excess of 20% of the Company's outstanding shares of common stock, inclusive of the shares previously held by him and assuming the exercise of all of his options (but exclusive of any other known or contemplated issuances of shares, such as in connection with the Company's then pending public offering of up to 50 million shares). Under existing Nasdaq rules, the 20% level is a benchmark for a presumption of the occurrence of a change in control.

CONSEQUENCES OF SHAREHOLDERS NOT APPROVING THE TERMS OF THE SEVERANCE AGREEMENT WITH RICHARD SULLIVAN

     The severance agreement entered into with Richard Sullivan provides for the issuance of the 56 million shares of the Company's common stock immediately following the Company's registration of the shares for resale with the Securities and Exchange Commission. That is to occur no later than December 31, 2003, subject to the proviso in the agreement that the time requirements for any obligations of either the Company or Richard Sullivan are to be extended by the amount of time required to seek shareholder approval of the terms of the agreement. However, the surrender of the options held by Richard Sullivan in exchange for the re-priced options has already occurred. Without shareholder approval, the Company would need to unwind the transaction or otherwise risk having its common stock delisted by Nasdaq. If the transaction were to be unwound or if, in the course of seeking to renegotiate the terms of the severance agreement, Richard Sullivan were to insist on a cash payment for any portion of the obligations due him under his employment agreement, the Company would risk violating the terms of the forbearance agreement which, as noted above, requires the Company to be cash flow positive on a consolidated operational basis at all times from and after May 1, 2003. In addition, the application of the proceeds of the Company's public offering of its shares might become subject to dispute, which would jeopardize the Company's ability to purchase the IBM Credit indebtedness in accordance with the forbearance agreement. In such event, the Company would face the possibility of a cessation of business operations in the normal course. Under such circumstances, and in light of the aggregate amount of the indebtedness to IBM Credit under the credit agreement (roughly $92.1 million as of March 31, 2003), shareholders would likely face the complete loss of their investment in the Company. Regardless of the outcome of the shareholder vote, Mr. Sullivan's employment with the Company will not be reinstated.

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

ACCOUNTING TREATMENT OF THE TRANSACTION

     During the three-months ended March 31, 2003, the Company recorded severance expense of approximately $17,000,000 under the terms of the existing employment agreement with Mr. Sullivan.

VOTE REQUIRED

     In order to approve this proposal, the affirmative vote of a majority of the votes cast at the meeting, in person or by proxy, must be received in favor of this proposal. In accordance with Nasdaq rules, votes cast by Richard Sullivan on his own behalf with respect to shares of common stock awarded (or underlying common stock received upon option exercises under his severance agreement) will not be counted with respect to the vote on this proposal.

    Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the issuance of the Company's common stock and the re-pricing of stock options under the terms of the severance agreement with Richard J. Sullivan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     IN VIEW OF THE CONSIDERATIONS DESCRIBED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ISSUANCE OF THE COMPANY'S COMMON STOCK AND RE-PRICING OF STOCK OPTIONS UNDER THE TERMS OF THE SEVERANCE AGREEMENT WITH RICHARD J. SULLIVAN.


  APPROVAL OF THE ISSUANCE OF THE COMPANY'S COMMON STOCK AND RATIFICATION
     OF THE RE-PRICING OF STOCK OPTIONS UNDER THE SEVERANCE AGREEMENT
                  ENTERED INTO WITH JEROME C. ARTIGLIERE

                                    (ITEM 7)

     On March 21, 2003, the Board of Directors authorized the Company's entering into a severance agreement with Jerome C. Artigliere, the Company's then Chief Operating Officer, providing for:

          o the Company's issuance to him of 4,750,000 shares of the Company's common stock (to be issued following the Company's registration of the shares for resale with the Securities and Exchange Commission); and

          o the re-pricing of stock options held by him exercisable for an aggregate of 2,329,000 shares of the Company's common stock;

in full satisfaction of all compensation and benefits owed to Mr. Artigliere under his employment agreement or otherwise. As explained more fully below, the share issuance and re-pricing of options require shareholder approval.

BACKGROUND INFORMATION

     Much of the background factual information of relevance to an assessment of this proposal, and the factors the Board considered in determining to authorize the Company's execution of the severance agreement with Jerome Artigliere, can be found in the "Background Information" discussion with respect to Item 6. The following focuses on matters of relevance to shareholders' consideration of the terms of the severance agreement with Jerome Artigliere not found in that discussion.

     Upon examining Mr. Artigliere's employment agreement, the Company ascertained that its obligations to Mr. Artigliere included the following:

          o payment of an annual salary of not less than $175,000 for the term of his employment agreement (roughly $802,000 in the aggregate over the remaining term of the agreement, which was at the time of his termination due to expire November 21, 2007, 4 years and eight months later);

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

          o monthly payments of $2,500 as a flexible perquisite allowance (which over the remaining term of his employment would aggregate to $137,500);

          o additional compensation associated with the planned appointment of Mr. Artigliere as the chief executive officer of InfoTech USA, Inc., a wholly-owned subsidiary of the Company; and

          o bonuses, incentive compensation and other compensation, if any, as the Board of Directors or any designated Board committee determined to award Mr. Artigliere.

     In total, the Company determined that its obligations to Mr. Artigliere under his employment agreement or otherwise amounted to roughly $1,500,000.

              The terms of Mr. Artigliere's severance agreement contemplate:

              (1) the issuance to Mr. Artigliere of 4,750,000 shares of the Company's common stock, valued at $0.196 per share, the per share valuation applicable to the shares issued to Richard Sullivan (representing an aggregate value of $931,000); and

              (2) the re-pricing of stock options exercisable for 2,329,000 shares of the Company's common stock. The options had stated exercise prices ranging from $0.15 to $0.32 per share and have been replaced with options exercisable for $0.01 per share. The value of the repriced options, using the Black-Scholes valuation model, is $447,871. The options were originally granted under either the Company's 1996 Non-Qualified Stock Option Plan or the 1999 Flexible Stock
                    Plan, both of which permit the modification of any option by the Board of Directors.

     Accordingly, the total value of the consideration to be paid to Mr. Artigliere under the severance agreement is $1,378,871, less than what the Company calculated he was entitled to under his employment agreement or otherwise and no part is required to be paid in cash.

NEED FOR SHAREHOLDER APPROVAL

     In Jerome Artigliere's case, Nasdaq's position that shareholder approval of the share issuance and re-pricing of options provided for under his severance agreement is premised upon the view that such arrangements are compensatory in nature.

CONSEQUENCES OF SHAREHOLDERS NOT APPROVING THE TERMS OF THE SEVERANCE AGREEMENT WITH JEROME ARTIGLIERE

     The severance agreement entered into with Jerome Artigliere provides for the issuance of the 4,750,000 shares of the Company's common stock immediately following the Company's registration of the shares for resale with the Securities and Exchange Commission. That is to occur no later than December 31, 2003, subject to the proviso in the agreement that the time requirements for any obligations of either the Company or Mr. Artigliere are to be extended by the amount of time required to seek shareholder approval of the terms of the agreement). However, the surrender of the options held by Mr. Artigliere in exchange for the re-priced options has already occurred. Without shareholder approval, the Company would need to unwind the transaction or otherwise risk having its common stock delisted by Nasdaq. If the transaction were to be unwound or if, in the course of seeking to renegotiate the terms of the severance agreement, Mr. Artigliere were to insist on a cash payment of any portion of the obligations due him under his employment agreement, the Company would risk violating the terms of the forbearance agreement which, as noted above, require the Company to be cash flow positive on a consolidated operational basis at all times from and after May 1, 2003. In addition, the application of the proceeds of the Company's public offering of its shares might become subject to dispute, which would jeopardize the Company's ability to purchase the IBM Credit indebtedness in accordance with the forbearance agreement. In such event, the Company would face the possibility of a cessation of business operations in the normal course. Under such circumstances, and in light of the aggregate amount of the indebtedness to IBM Credit under the credit agreement (approximately $92.1 million as of March 31, 2003), shareholders would likely face the complete loss of their investment in the Company. Regardless of the outcome of the shareholder vote, Mr. Artigliere's employment with the Company will not be reinstated.

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

ACCOUNTING TREATMENT OF THE TRANSACTION

     During the three-months ended March 31, 2003, the Company recorded severance expense of approximately $1,500,000 under the terms of the existing employment agreement with Mr. Artigliere.

VOTE REQUIRED

     In order to approve this proposal, the affirmative vote of a majority of the votes cast at the meeting, in person or by proxy, must be received in favor of this proposal. In accordance with Nasdaq rules, votes cast by Mr. Artigliere on his own behalf with respect to shares of common stock awarded (or underlying common stock received upon option exercises under his severance agreement) will not be counted with respect to the vote on this proposal.

    Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the issuance of the Company's common stock and re-pricing of stock options under the terms of the severance agreement with Jerome C. Artigliere.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     IN VIEW OF THE CONSIDERATIONS DESCRIBED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ISSUANCE OF THE COMPANY'S COMMON STOCK AND RE-PRICING OF STOCK OPTIONS UNDER THE TERMS OF THE SEVERANCE AGREEMENT WITH JEROME C. ARTIGLIERE.


  APPROVAL OF THE ISSUANCE OF THE COMPANY'S COMMON STOCK UNDER AGREEMENTS
                    ENTERED INTO WITH GARRETT SULLIVAN

                                  (ITEM 8)

     On March 25, 2003, the Board of Directors authorized the Company's entering into a letter agreement with Garrett Sullivan (who is not related to Richard J. Sullivan) providing for the Company's issuance to him of 7,500,000 shares of the Company's common stock in full satisfaction of all compensation and benefits owed to him under the terms of his employment agreement with the Company, as modified by a letter agreement entered into at the time of his ceasing to serve as an officer and director of the Company, effective December 31, 2001.

BACKGROUND INFORMATION

     Garrett Sullivan (who is not related to Richard J. Sullivan) served as the Company's President and Chief Operating Officer since March 1995 and as member of the Board of Directors from August 1995 until he ceased to serve as an officer as of the year ended 2000 and ceased to serve as Vice Chairman of the Board of Directors as of the year ended 2001. At the time of the termination of his service with the Company, the Company entered into a letter agreement, dated December 31, 2001, providing, among other things, that:

          o the Company would have no obligation to make any payments provided under his employment agreement (including payments of his annual salary of not less than $165,000 for the remainder of the term of the agreement, which was then scheduled to expire on February 28, 2007 - roughly $852,500 in the aggregate), other than as provided in the letter agreement;

          o the Company would issue to him 2,500,000 shares of the Company's common stock, subject to adjustment if the gross sales proceeds from the resale of such shares was less than a target amount of $1,250,192; and

          o a provision of his employment agreement relating to the consequence of a "Triggering Event" (defined to include Richard J. Sullivan ceasing to serve as the Company's Chairman of the Board and Chief Financial Officer for any reason other than his material default under the terms of Richard Sullivan's employment agreement) would remain in effect.

     The termination of Richard Sullivan's service with the Company triggered the occurrence of a "Triggering Event" under Garrett Sullivan's employment agreement, resulting in the Company's becoming obligated to pay Garrett Sullivan $3,525,000. The employment agreement provides the Company with the option to pay that amount

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

in cash or in shares of the Company's common stock, with the shares valued based on the average closing price of the stock on the Nasdaq National Market during the five business days prior to the date of the Triggering Event. In view of the Company's cash constraints and its need to dedicate essentially all of its cash resources to satisfying its obligations to IBM Credit, the Company commenced negotiations with Garrett Sullivan that led to the Company's entering into a letter agreement, dated April 1, 2003, providing for the issuance of 7,500,000 shares of the Company's common stock in full satisfaction of all amounts owed to him under his employment agreement, the December 31, 2001 letter agreement or otherwise. The average closing price of the Company's common stock during the five business days immediately preceding the date of the April 1, 2003, letter agreement was $0.364. Using that figure as the per share value of the 7,500,000 shares provided for in the letter agreement, the total value of the shares would be $2,730,000, representing roughly $800,000 less than the amount due Garrett Sullivan under the provision of his employment agreement triggered by Richard Sullivan's termination of service with the Company.

     On March 25, 2003, the Company's Board of Directors approved the then draft April 1, 2003 letter agreement. In determining to authorize the Company's entering into the letter agreement, the Board of Directors considered, among other things:

          o   the Company's limited cash resources;

          o the absence of any immediate prospects to raise capital sufficient to pay off or otherwise refinance the Company's indebtedness to IBM Credit;

          o IBM Credit's refusal to consider any further amendment of the credit agreement;

          o the prospect of an imminent exercise by IBM Credit of its the rights and remedies under the credit agreement should the Company not proceed expeditiously with entering into the forbearance agreement;

          o the terms of the April 1, 2003 letter agreement itself, including the satisfaction of the Company's obligations in the form of equity, the future value of which was uncertain in light of the Company's circumstances;

          o the opportunity the Company would have, upon satisfying its obligations to Garrett Sullivan (and Richard Sullivan and Jerome Artigliere) in this manner, to focus its energies on taking the necessary steps to comply with and raise the funds necessary to purchase the IBM indebtedness, which would, in turn, greatly strengthen the Company's financial position and give it the chance to implement its business plan; and

          o the potential loss of shareholders' entire investment in the Company should the Company not take this course of action.

NEED FOR SHAREHOLDER APPROVAL

     Although the Company's written correspondence to the Nasdaq listing analyst in April 2003 did not address the share issuances contemplated by the April 1, 2003 letter agreement (or the earlier issuance of shares under the December 31, 2001 letter agreement), and although Garrett Sullivan has not been an officer or director of the Company for over 16 months, it is possible that Nasdaq would take the position that the share issuance provided for under the April 1, 2003 letter agreement relates to obligations arising out of his employment agreement and the earlier December 31, 2001 letter agreement, entered into with an officer or director, and is compensatory in nature, and, as such, shareholder approval is required.

     The Company did not seek shareholder approval of the issuance of 2,500,000 shares under the December 31, 2001 letter agreement based on the belief that the issuance was in accordance with an agreement entered into with other than an officer or director - since it followed Garrett Sullivan's termination - and, in any event, was not compensatory in nature. The recent discussions with the Company's Nasdaq listing analyst suggest that NASDAQ may have taken a different view in 2001 and required shareholder approval of this earlier share issuance; accordingly, shareholder approval is being sought as part of this proposal.

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

CONSEQUENCES OF SHAREHOLDERS NOT APPROVING THE TERMS OF THE SEVERANCE AGREEMENT WITH GARRETT SULLIVAN

     The April 1, 2003 letter agreement entered into with Garrett Sullivan provides for the issuance of 7,500,000 shares of the Company's common stock within five months of the date of the agreement. The December 31, 2001 letter agreement provided for the issuance of 2,500,000 shares to Garrett Sullivan. If shareholder approval is not obtained with respect to these share issuances, the Company would need to unwind the earlier transaction and seek to re-negotiate the April 1, 2003 letter agreement, or otherwise risk having its common stock delisted by Nasdaq. If the earlier transaction were to be unwound or if, in the course of seeking to renegotiate the terms of the April 1, 2004 letter agreement, Garrett Sullivan were to insist on a cash payment for any portion of the obligations due him under his employment agreement or the December 31, 2001 letter agreement, the Company would risk violating the terms of the forbearance agreement which, as noted above, require the Company to be cash flow positive on a consolidated operational basis at all times from and after May 1, 2003. In addition, the application of the proceeds of the Company's public offering of its shares might become subject to dispute, which would jeopardize the Company's ability to purchase the IBM Credit indebtedness in accordance with the forbearance agreement. In such event, the Company would face the possibility of a cessation of business operations in the normal course. Under such circumstances, and in light of the aggregate amount of the indebtedness to IBM Credit under the credit agreement (roughly $92.1 million as of March 31, 2003), shareholders would likely face the complete loss of their investment in the Company.

ACCOUNTING TREATMENT OF THE TRANSACTION

     During the three-months ended March 31, 2003, the Company recorded severance expense of approximately $3,525,000 in connection with Garrett Sullivan's agreements.

VOTE REQUIRED

     In order to approve this proposal, the affirmative vote of a majority of the votes cast at the meeting, in person or by proxy, must be received in favor of this proposal. In accordance with Nasdaq rules, votes cast by Garrett Sullivan on his own behalf with respect to shares issued under the December 31, 2001 letter agreement will not be counted with respect to the vote on this proposal.

    Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the share issuances to Garrett Sullivan under the terms of the December 31, 2001 and April 1, 2003 letter agreements.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     IN VIEW OF THE CONSIDERATIONS DESCRIBED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE SHARE ISSUANCES TO GARRETT SULLIVAN UNDER THE TERMS OF THE DECEMBER 31, 2001 AND APRIL 1, 2003 LETTER
AGREEMENTS.


 APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE THE NUMBER
                   OF AUTHORIZED SHARES OF COMMON STOCK

                                    (ITEM 9)

     The Company's shareholders are asked to act upon a proposal to amend the Company's Third Restated Articles of Incorporation, as amended, to increase the number of authorized shares of common stock from 435,000,000 shares to 560,000,000 shares. The first sentence of Article Three of the Company's Third Restated Articles of Incorporation, as amended, is proposed to be amended in its entirety to read as follows:

     The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is Five Hundred Sixty-Five Million (565,000,000) shares, of which Five Million (5,000,000) shares shall be preferred stock ("Preferred Stock") having a par value of $10.00 per share and Five Hundred Sixty Million (560,000,000) shares shall be common stock having a par value of $.001 per share.

     The Company's Third Restated Articles of Incorporation, as amended, currently authorizes the Company to issue up to 435,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of June 2, 2003, the Company had outstanding ______________ shares of common stock. The Board of Directors believes the proposed increase in the authorized number of shares of common stock is necessary to provide the Company with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing environment.

     The additional shares of common stock would be available for issuance from time to time and for such purposes as the Board of Directors may deem advisable without further action by the shareholders, except as may be required by applicable laws or regulations. These purposes may include acquisitions of property and securities, additional stock dividends, stock splits, retirement of indebtedness, employee benefit programs, corporate business combinations or other corporate purposes. The Board of Directors also plans to use a portion of these shares in connection with the issuances of the Company's common stock in connection with severance agreements between the Company and its former directors and officers, subject to shareholder approval. Shareholder approval of the issuances of these shares is requested in Items 6, 7 and 8 of this proxy. In addition, the Board of Directors believes that an increase in the number of authorized shares would provide the Company with the ability to issue such additional new shares of common stock should the opportunity be presented in the future.

     Each additional share of common stock authorized by the amendment to the Article Three of the Amended Articles of Incorporation described in this proposal would have the same rights and privileges under the Amended Articles of Incorporation as each share of common stock currently authorized. Shareholders have no preemptive rights with respect to common stock and the issuance of common stock, other than on a pro-rata basis, would result in dilution of a shareholder's interest.

VOTE REQUIRED

     In order to approve this proposal, the affirmative vote of a majority of the outstanding shares of the Company's common stock must be received in favor of this proposal. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the amendment to the Amended Articles of Incorporation to increase the number of authorized shares of common stock.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE AMENDED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 435,000,000 SHARES TO 560,000,000 SHARES.


                          DESCRIPTION OF CAPITAL STOCK

AUTHORIZED CAPITAL

     The Company's authorized capital stock consists of 435,000,000 shares of common stock, $.001 par value, and 5,000,000 shares of preferred stock, $10.00 par value. Holders of the Company's common stock have no preemptive or other subscription rights.

COMMON STOCK

     As of June 2, 2003, there were _________ shares of the Company's common stock outstanding and approximately 2,___ holders of record of the Company's common stock.

     The holders of the Company's common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Holders of the Company's common stock do not have cumulative voting rights. Therefore, holders of more than 50% of the shares of the Company's common stock are able to elect all directors eligible for election each year. The holders of common stock are entitled to dividends and other distributions out of assets legally available if and when declared by the Company's Board of Directors. Upon the Company's liquidation, dissolution or winding up, the holders of the Company's common stock are entitled to share pro rata in the distribution of all of the Company's assets remaining available for distribution after satisfaction of all liabilities, including any prior rights of any preferred stock which may be outstanding. There are no redemption or sinking fund provisions applicable to the Company's common stock.

     The transfer agent and registrar for the common stock is The Registrar and Transfer Co.

PREFERRED STOCK

     Series C Convertible Preferred Stock.

     As of June 2, 2003, there were ______ shares of preferred stock outstanding. Preferred stock may be created and issued from time to time by the Company's Board of Directors, with such rights and preferences as it may determine. Because of its broad discretion with respect to the creation and issuance of any series of preferred stock without shareholder approval, the Company's board of directors could adversely affect the voting power of the Company's common stock. The issuance of preferred stock may also have the effect of delaying, deferring or preventing a change in control of the Company.

OPTIONS AND WARRANTS

     As of June 2, 2003, there were:

          o issued and outstanding warrants to purchase _______ shares of the Company's common stock at a weighted average exercise price of $0.__ per share;

          o warrants issued during 2000 in connection with the sale of Series C preferred stock to purchase up to ________ shares of the Company's common stock at $__ per share, subject to adjustment; and

          o options held by the Company's employees and others to purchase _______ shares of the Company's common stock at a weighted average exercise price of $0.__ per share.

     All of the warrants are currently exercisable. Of the outstanding options, _________ options are now exercisable at a weighted average exercise price of $0.___ per share, and the rest become exercisable at various times over the next three years.

     The exercise price of the warrants issued in connection with the Series C preferred stock is $__ per share, subject to adjustment upon:

          o the issuance of shares of common stock, or options or other rights to acquire common stock, at an issuance price lower than the exercise price under the warrants;

          o the declaration or payment of a dividend or other distribution on the Company's common stock;

          o issuance of any other of the Company's securities on a basis which would otherwise dilute the purchase rights granted by the warrants.

     The exercise price may be paid in cash, in shares of common stock or by surrendering other warrants.

                            SHAREHOLDER PROPOSALS

     Pursuant to the applicable rules under the Exchange Act, some shareholder proposals may be eligible for inclusion in the Company's 2004 Proxy Statement. Proposals by shareholders intended to be included in the Company's 2004 Proxy Statement must be submitted in writing to the Secretary of the Company no later than February 11, 2004, or a reasonable time before the Company begins to print and mail its proxy material. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of such securities rules. Proposals by shareholders to be presented at the Company's 2004 Annual Meeting (but not intended to be included in the Company's 2004 Proxy Statement) must be submitted in writing to the Secretary of the Company no earlier than April 27, 2004 but no later than May 27, 2004, in accordance with the Company's bylaws. Otherwise, the proxies named by the Company's Board of Directors may exercise discretionary voting authority with respect to the shareholder proposal, without any discussion of the proposal in the Company's proxy material.

                                OTHER MATTERS

     Financial Statements. The Company's consolidated financial statements for the year ended December 31, 2002 are included in the Company's 2002 Annual Report to Shareholders. Copies of the Annual Report are being sent to the Company's shareholders concurrently with the mailing of this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

     Other Matters. At the date hereof, there are no other matters which the Board of Directors intends to present or has reason to believe others will present at the Meeting. If other matters come before the Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

     Expenses of Solicitation. The expense of solicitation of proxies will be borne by the Company. The Company has retained _______________________ to solicit proxies. _________________ has agreed to perform this service for a fee which is not expected to exceed $___________, plus out-of-pocket expenses. Proxies may also be solicited by certain of the Company's directors, officers and other employees, without additional compensation, personally or by written communication, telephone or other electronic means. The Company is required to request brokers and nominees who hold stock in their name to furnish the Company's proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

     The form of Proxy and this Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to shareholders by its authority.



                                               /s/ MICHAEL E. KRAWITZ

                                               MICHAEL E. KRAWITZ
                                               Executive Vice President,
                                               General Counsel and Secretary
Palm Beach, Florida
June 10, 2003

                                                                  APPENDIX A
                                                                  ----------


                               ARTICLES OF MERGER

     The following articles of merger are submitted in accordance with the Florida Business Corporation Act, pursuant to Section 607.1105, F.S.


     FIRST: The name and jurisdiction of the surviving corporation are:
Applied Digital Solutions, Inc., a Florida corporation. (No Document number has been issued)


     SECOND: The name and jurisdiction of the merging corporation are:
Applied Digital Solutions, Inc., a Missouri corporation, Document Number
00380703.

     THIRD: The Plan of Merger is attached as Exhibit A.

     FOURTH: The merger shall become effective on the date the Articles of Merger are filed with the Florida Department of State.

     FIFTH: The Plan of Merger was adopted by the shareholder of the surviving corporation on July , 2003.

     SIXTH: The Plan of Merger was adopted by the shareholders of the
merging corporation on July   , 2003.

                                      SURVIVING CORPORATION:
                                      APPLIED DIGITAL SOLUTIONS, INC.,
                                      a Florida corporation


Dated: July   , 2003                  By:
                                         -----------------------------------
                                         Scott R. Silverman, Chairman and
                                         Chief Executive Officer


                                      MERGING CORPORATION:
                                      APPLIED DIGITAL SOLUTIONS, INC.,
                                      a Missouri corporation


Dated: July   , 2003                  By:
                                         -----------------------------------
                                         Scott R. Silverman, Chairman and
                                         Chief Executive Officer

                                                                    EXHIBIT A
                                                                    ---------

                                 PLAN OF MERGER

     The following Plan of Merger is submitted in compliance with the Florida Business Corporation Act, pursuant to Section 607.1101, F.S. and in accordance with the laws of the State of Missouri.

     FIRST: The name and jurisdiction of the surviving corporation are:
Applied Digital Solutions, Inc., a Florida corporation ("ADS Florida").

     SECOND: The name and jurisdiction of the merging corporation are:
Applied Digital Solutions, Inc., a Missouri corporation, Document Number 00380703 ("ADS Missouri").

     THIRD: The terms and conditions of the merger are as follows:

ADS Missouri is a public company and has numerous shareholders. All of the assets and liabilities of ADS Missouri will be assumed in full by ADS Florida.

Upon the approval of the merger by the Florida Secretary of State, the shareholders, as of the record date, of ADS Missouri, shall receive 1 share of stock in ADS Florida for each share of stock owned by each such shareholder in ADS Missouri. ADS Missouri shall cease to exist, and ADS Florida shall be the surviving corporation.

The shareholder of ADS Florida and the shareholders of ADS Missouri have approved the above terms and conditions and have authorized the respective Presidents or other authorized officers, to execute and file the Articles of Merger with the Florida Department of State.

     FOURTH: The manner and basis of converting the shares of each corporation into shares, obligations or other securities of the surviving corporation or any other corporation or, in whole or in part, into cash or other property and the manner and basis of converting rights to acquire shares of each corporation into rights to acquire shares, obligations or other securities of the surviving or any other corporation or, in whole or in part, into cash or other property are as follows:

     The shareholders, as of the record date, of ADS Missouri shall receive in exchange for their shares in ADS Missouri one share of stock in ADS Florida. The number of shares shall be in proportion to their shares and classification of stock each shareholder holds in ADS Missouri as of the record date. The surviving corporation shall authorize a total of four hundred forty million (440,000,000) shares, of which five million (5,000,000) shares shall be preferred stock having a par value of $10.00 per share and four hundred thirty-five million (435,000,000) shares shall be common stock having a par value of $0.001 per share.

                                                                  APPENDIX B
                                                                  ----------

                          ARTICLES OF INCORPORATION

                                     OF

                       APPLIED DIGITAL SOLUTIONS, INC.

                              ARTICLE I - NAME

         The name of the corporation is Applied Digital Solutions, Inc. (hereinafter called the "Corporation").

                            ARTICLE II - PURPOSE

         The Corporation is organized for the purpose of transacting any or all lawful business for corporations organized under the Florida Business Corporation Act of the State of Florida.

                         ARTICLE III - CAPITAL STOCK

         The aggregate number of all classes of stock which the Corporation shall have the authority to issue is Four Hundred Forty Million (440,000,000) shares, of which Five Million (5,000,000) shares shall be preferred stock ("Preferred Stock") having a par value of $10.00 per share and Four Hundred Thirty-Five Million (435,000,000) shares shall be common stock ("Common Stock") having a par value of $.001 per share. A statement of the preferences, qualification, limitations, restrictions and the special or relative rights, including convertible rights, in respect of the shares of each class is as follows:

         A. Preferred Stock.

         Subject to the requirements of the laws of the State of Florida, authority is hereby vested in the Board of Directors from time to time to issue 5,000,000 shares of Preferred Stock in one or more series and by resolution or resolutions as to each series:

         (a) to fix the distinctive serial designation of the shares of such series;

         (b) to fix the rate per annum at which the holders of the shares of such series shall be entitled to receive dividends, the dates on which said dividends shall be payable, and, if the directors determine that the dividends with respect to said series shall be cumulative, the date or dates from which such dividends shall be cumulative;

         (c) to determine whether the shares of such series shall have voting power, and, if so, the extent and definition of such voting power;

         (d) to fix the price or prices at which the shares of such series may be redeemed, and to determine whether the shares of such series may be redeemed in whole or in part or only as a whole;

         (e) to fix the amounts payable on the shares of such series in the event of liquidation, dissolution, or winding up of the Corporation;

         (f) to determine whether or not the shares of any such series shall be made convertible into or exchangeable for shares of any other class or classes of stock of the Corporation or of any other series of Preferred Stock and the conversion price or prices, or the rate or rates of exchange at which such conversion or exchange may be made;

         (g) to determine the amount of the sinking fund, purchase fund, or any analogous fund, if any, to be provided with respect to each such series; and

         (h) to fix preferences and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions thereof, applicable to each such series.

         B. Common Stock.

         Each share of Common Stock shall be identical with each other share of Common Stock, except as the holders thereof shall otherwise expressly agree in writing. Subject to the prior rights of the Preferred Stock from time to time issued and outstanding, as hereinbefore set forth, the holders of Common Stock shall be entitled to receive such sums as the Board of Directors may from time to time declare as dividends thereon, or authorize as distributions thereon, out of any sums available to be distributed as dividends and to receive any balance remaining in case of the dissolution, liquidation or winding up of the Corporation after satisfying the prior rights of the Preferred Stock, if any be then outstanding. Each share of Common Stock shall have one vote for all corporate purposes.

                        ARTICLE IV - PRINCIPAL OFFICE

         The street address of the Corporation's principal office and the Corporation's mailing address is 400 Royal Palm Way, Suite 410, Palm Beach, Florida 33480.

                   ARTICLE V - REGISTERED OFFICE AND AGENT

         The street address of the initial registered office of the Corporation is 400 Royal Palm Way, Suite 410, Palm Beach, Florida 33480. The initial registered agent of the Corporation is Michael E. Krawitz.

                           ARTICLE VI - INITIAL BOARD OF DIRECTORS

         This Corporation shall initially have five directors. The names and addresses of the initial directors of the Corporation are:

                             [to be determined]

                         ARTICLE VII - INCORPORATOR

         The name and address of the person signing these Articles of Incorporation is:

                             Michael E. Krawitz
                        400 Royal Palm Way, Suite 410
                          Palm Beach, Florida 33480

                      ARTICLE VIII - DIRECTOR LIABILITY

         A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Florida Business Corporation Act as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Article VIII (including any amendment or repeal of this Article VIII made by virtue of any change in the Florida Business Corporation Act after the date hereof) shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal on account of any action taken or any failure to act by such director prior to such time.

         IN WITNESS WHEREOF, the undersigned Incorporator has executed these
Articles of Incorporation this     day of           , 2003.
                               ---        ----------


                                           By
                                             ------------------------------
                                           Michael E. Krawitz, Incorporator

                                                                  APPENDIX C
                                                                  ----------

                                   BYLAWS

                                     OF

                       APPLIED DIGITAL SOLUTIONS, INC.

                     ARTICLE I. MEETINGS OF SHAREHOLDERS

         SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders
         -------------------------
of the Corporation for the election of directors and the transaction of other business shall be held on the date and at the time and place that the board of directors determines. If any annual meeting is not held, by oversight or otherwise, a special meeting shall be held as soon as practical, and any business transacted or election held at that meeting shall be as valid as if transacted or held at the annual meeting.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders
         ---------------------------
for any purpose shall be held when called by the chairman of the board, the president or the board of directors, or when demanded in writing by the holders of not less than ten percent (unless a greater percentage not to exceed fifty percent is required by the articles of incorporation) of all the shares entitled to vote at the meeting. Such demand must be delivered to the Corporation's secretary. A meeting demanded by shareholders shall be called for a date not less than ten nor more than sixty days after the request is made, unless the shareholders requesting the meeting designate a later date. The secretary shall issue the call for the meeting, unless the chairman of the board, the president, the board of directors, or shareholders requesting the meeting designate another person to do so. The shareholders at a special meeting may transact only business that is related to the purposes stated in the notice of the special meeting.

         SECTION 3. PLACE. Meetings of shareholders may be held either
         ----------------
within or outside the State of Florida.

         SECTION 4. NOTICE. A written notice of each meeting of
         -----------------
shareholders, stating the place, day, and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at the meeting, not less than ten nor more than sixty days before the date set for the meeting, either personally or by first-class mail, by or at the direction of the president, the secretary, or the officer or other persons calling the meeting. If mailed, the notice shall be considered delivered when it is deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the records of the Corporation.

         SECTION 5. WAIVERS OF NOTICE. Whenever any notice is required to be
         ----------------------------
given to any shareholder of the Corporation under these bylaws, the articles of incorporation, or the Florida Business Corporation Act, a written waiver of notice, signed anytime by the person entitled to notice shall be equivalent to giving notice. Attendance by a shareholder entitled to vote at a meeting, in person or by proxy, shall constitute a waiver of (a) notice of the meeting, except when the shareholder attends a meeting solely for the purpose, expressed at the beginning of the meeting, of objecting to the transaction of any business because the meeting is not lawfully called or convened, and (b) an objection to consideration of a particular matter at the meeting that is not within the purpose of the meeting unless the shareholder objects to considering the matter when it is presented.

         SECTION 6. RECORD DATE. For the purpose of determining the
         ----------------------
shareholders for any purpose, the board of directors may either require the stock transfer books to be closed for up to seventy days or fix a record date, which shall be not more than seventy days before the date on which the action requiring the determination is to be taken. However, a record date shall not precede the date upon which the resolution fixing the record date is adopted. If the transfer books are not closed and no record date is set by the board of directors, the record date shall be determined as follows:
For determining shareholders entitled to demand a special meeting, the record date is the date the first such demand is delivered to the Corporation; For determining shareholders entitled to a share dividend, the record date is the date the board of directors authorizes the dividend; If no prior action is required by the board of directors pursuant to the Florida Business Corporation Act, the record date for determining shareholders entitled to take action without a meeting is the date the first signed written consent is delivered to the Corporation; If prior action is required by the board of directors pursuant to the Florida Business Corporation Act, the record date for determining shareholders entitled to take action without a meeting is at the close of business on the day that the board of directors adopts a resolution taking such prior action; and For determining shareholders entitled to notice of and to vote at an annual or special shareholders meeting the record date is as of the close of business on the day before the first notice is delivered to the shareholders. When a determination of the shareholders entitled to vote at any meeting has been made, that determination shall apply to any adjournment of the meeting, unless the board of directors fixes a new record date. The board of directors shall fix a new record date if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         SECTION 7. SHAREHOLDER'S LIST FOR MEETING. A complete alphabetical
         -----------------------------------------
list of the names of the shareholders entitled to receive notice of and to vote at the meeting shall be prepared by the secretary or other authorized agent having charge of the stock transfer book. The list shall be arranged by voting group and include each shareholder's address, and the number, series, and class of shares held. The list must be made available at least ten days before and throughout each meeting of shareholders, or such shorter time as exists between the record date and the meeting. The list must be made available at the Corporation's principal office, registered agent's office, transfer agent's office or at a place identified in the meeting notice in the city where the meeting will be held. Any shareholder, his agent or attorney, upon written demand and at his own expense may inspect the list during regular business hours. The list shall be available at the meeting and any shareholder, his agent or attorney is entitled to inspect the list at any time during the meeting or its adjournment.

         If the requirements of this section have not been substantially complied with, the meeting, on the demand of any shareholder in person or by proxy, shall be adjourned until the requirements of this section are met. If no demand for adjournment is made, failure to comply with the requirements of this section does not affect the validity of any action taken at the meeting.

         SECTION 8. SHAREHOLDER QUORUM AND VOTING. A majority of the shares
         ----------------------------------------
entitled to vote, represented in person (whether by video conferencing or telephone) or by proxy, constitutes a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of a majority of the shares entitled to vote on the matter is the act of the shareholders unless otherwise provided by law. A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact. After a quorum has been established at a shareholders' meeting, a withdrawal of shareholders that reduces the number of shareholders entitled to vote at the meeting below the number required for a quorum does not affect the validity of an adjournment of the meeting or an action taken at the meeting prior to the shareholders' withdrawal. Presence at a meeting for the purposes of determining a quorum and voting may be in person (which shall include presence by electronic means such as video conferencing, telephone or any other electronic media wherein all shareholders participating may simultaneously hear each other) or by proxy.

         Authorized but unissued shares including those redeemed or otherwise reacquired by the Corporation, and shares of stock of the Corporation owned by another corporation or other entity the majority of the voting stock or interests of which is owned or controlled by the Corporation, directly or indirectly, at any meeting shall not be counted in determining the total number of outstanding shares at any time. The chairman of the board, the president, any vice president, the secretary, and the treasurer of a corporate shareholder are presumed to possess, in that order, authority to vote shares standing in the name of a corporate shareholder, absent a bylaw or other instrument of the corporate shareholder designating some other officer, agent, or proxy to vote the shares. Shares held by an administrator, executor, guardian, or conservator may be voted by him without a transfer of the shares into his name. A trustee may vote shares standing in his name, but no trustee may vote shares that are not transferred into his name. If he is authorized to do so by an appropriate order of the court, by which he was appointed, a receiver may vote shares standing in his name or held by or under his control, without transferring the shares into his name. A shareholder whose shares are pledged may vote the shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares unless the instrument creating the pledge provides otherwise.

         SECTION 9. SHAREHOLDER ACTION WITHOUT MEETINGS. Any action required
         ----------------------------------------------
or permitted by the Florida Business Corporation Act to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having, not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing within 10 days, or such other period of time as may be required by the Florida Business Corporation Act. Action taken pursuant to this paragraph shall be subject to the provisions of the Florida Business Corporation Act.

         SECTION 10. ADVANCE NOTICE OF NOMINATIONS AND SHAREHOLDER
         ---------------------------------------------------------
PROPOSALS. All nominations of individuals for election to the board of
---------
directors and proposals of business to be considered at any meeting of the shareholders shall be made as set forth in this Section 10 of Article I, unless otherwise governed by applicable federal or state law, and in the event of conflict between these provisions and other applicable law, such federal or state law provisions shall prevail.

         (a) Nominations of individuals for election to the board of directors and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the directors or (iii) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this
Section 10 of Article I, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 10 of Article I.

         (b) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (b) of this Section 10 of Article I, the shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth: (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director,
(a) the name, age, business and residential addresses, and principal occupation or employment of each proposed nominee, (b) the class and number of shares of capital stock that are beneficially owned by such nominee on the date of such notice, (c) a description of all arrangements or understandings between the shareholder and each nominee and the name of any other person or persons pursuant to which the nomination or nominations are to be made by the shareholder, (d) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and
(e) the written consent of each proposed nominee to being named as a nominee in the proxy statement and to serve as a director of the Corporation if so elected; (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and
(iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner, (y) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, and (z) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to propose such other business. The Corporation may require any proposed nominee to furnish any information, in addition to that furnished pursuant to clause (i) above, it may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Corporation.

         (c) Notwithstanding anything in the second sentence of paragraph
(b) of this Section 10 of Article I to the contrary, in the event that the number of directors to be elected to the board of directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the Corporation at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this
Section 10 of Article I shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.


                            ARTICLE II. DIRECTORS

         SECTION 1. FUNCTION. The business of the Corporation shall be
         -------------------
managed and its corporate powers exercised by the board of directors.

         SECTION 2. NUMBER. The Corporation shall have at least one
         -----------------
director. The number of directors may be increased or diminished from time to time by action of the board of directors or shareholders, but no decrease shall have the effect of shortening the term of any incumbent director, unless the shareholders remove the director.

         SECTION 3. QUALIFICATION. Each member of the board of directors
         ------------------------
must be a natural person who is eighteen years of age or older. A director need not be a resident of Florida or a shareholder of the Corporation.

         SECTION 4. ELECTION AND TERM; CLASSES OF DIRECTORS. Each director
         --------------------------------------------------
shall hold office for the term for which he is elected and until his successor is elected and qualifies or until his earlier resignation, removal from office, or death. The board of directors may be divided into one, two, or three classes with the number of directors in each class being as nearly equal as possible; the term of office of those of the first class to expire at the annual meeting next ensuing; of the second class 1 year thereafter; of the third class 2 years thereafter; and at each annual election held after such classification and election, directors shall be chosen for a full term, as the case may be, to succeed those whose terms expire. If the directors have staggered terms, then any increase or decrease in the number of directors shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

         SECTION 5. COMPENSATION. The board of directors has authority to
         -----------------------
fix the compensation of the directors, as directors and, as applicable, as officers.

         SECTION 6. DUTIES OF DIRECTORS. A director shall perform his duties
         ------------------------------
as a director, including his duties as a member of any committee of the board upon which he serves, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation.

         SECTION 7. PRESUMPTION OF ASSENT. A director of the Corporation who
         --------------------------------
is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is presumed to have assented to the action unless he votes against it or expressly abstains from voting on the action taken, or he objects at the beginning of the meeting to the holding of the meeting or transacting specific business at the meeting.

         SECTION 8. VACANCIES. Unless filled by the shareholders, any
         --------------------
vacancy occurring in the board of directors, including any vacancy created because of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, even if the number of remaining directors does not constitute a quorum of the board of directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

         SECTION 9. REMOVAL OR RESIGNATION OF DIRECTORS. At a meeting of
         ----------------------------------------------
shareholders called for that purpose, the shareholders, by a vote of the holders of a majority of the shares entitled to vote at an election of directors, may remove any director, or the entire board of directors, with or without cause, and fill any vacancy or vacancies created by the removal.

         A director may resign at any time by delivering written notice to the board of directors or the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date, the board of directors may fill the pending vacancy before the effective date if the board of directors provided that the successor does not take office until the effective date.

         SECTION 10. QUORUM AND VOTING. A majority of the board of directors
         -----------------------------
constitutes a quorum for the transaction of business. The act of the majority of the directors at a meeting at which a quorum is present (whether by telephone or conference) is the act of the board of directors. Presence at a meeting for the purposes of determining a quorum and voting shall be in person (which shall include presence by electronic means such as video conferencing, telephone or any other electronic media wherein all directors participating may simultaneously hear each other).

         SECTION 11. PLACE OF MEETINGS. Regular and special meetings by the
         -----------------------------
board of directors may be held within or outside the State of Florida.

         SECTION 12. REGULAR MEETINGS. A regular meeting of the board of
         ----------------------------
directors shall be held without notice, other than this bylaw, immediately after and at the same place as the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than the resolution.

         SECTION 13. SPECIAL MEETINGS. Special meetings of the board of
         ----------------------------
directors may be called by or at the request of the chairman of the board, the president or any director.

         SECTION 14. NOTICE OF MEETINGS. Written notice of the time and
         ------------------------------
place of special meetings of the board of directors shall be given to each director by either personal delivery or by first class United States mail, telegram, or cablegram at least two days before the meeting. Notice of a meeting of the board of directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting constitutes a waiver of notice of the meeting and all objections to the time and place of the meeting, or the manner in which it has been called or convened, except when the director states, at the beginning of the meeting, or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of the meeting.

         A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the board of directors to another time and place. Notice of any adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

         SECTION 15. ACTION BY DIRECTORS WITHOUT A MEETING. Unless otherwise
         -------------------------------------------------
restricted by the Articles of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

                            ARTICLE III. OFFICERS

         SECTION 1. OFFICERS. The officers of the Corporation shall consist
         -------------------
of a president and may include a chairman of the board, a secretary, and a treasurer, one or more vice presidents, one or more assistant secretaries, and one or more assistant treasurers. The officers shall be elected initially by the board of directors at the organizational meeting of board of directors and thereafter at the first meeting of the board following the annual meeting of the shareholders in each year. The board from time to time may elect or appoint other officers, assistant officers, and agents, who shall have the authority and perform the duties prescribed by the board. An elected or duly appointed officer may, in turn, appoint one or more officers or assistant officers, unless the board of directors disapproves or rejects the appointment. All officers shall hold office until their successors have been appointed and have qualified or until their earlier resignation, removal from office, or death. One person may simultaneously hold any two or more offices. The failure to elect a president, secretary, treasurer of any other particular officer shall not affect the existence of the Corporation.

         SECTION 2. PRESIDENT. The president, subject to the directions of
         --------------------
the board of directors, is responsible for the general and active management of the business and affairs of the Corporation, has the power to sign certificates of stock, bonds, deeds, and contracts for the Corporation, and shall preside at all meetings of the shareholders.

         SECTION 3. VICE PRESIDENTS. Each vice president has the power to
         --------------------------
sign bonds, deeds, and contracts for the Corporation and shall have the other powers and perform the other duties prescribed by the board of directors or the president. Unless the board otherwise provides, if the president is absent or unable to act, the vice president who has served in that capacity for the longest time and who is present and able to act shall perform all the duties and may exercise any of the powers of the president. Any vice president may sign, with the secretary or assistant secretary, certificates for stock of the Corporation.

         SECTION 4. SECRETARY. The secretary shall have the power to sign
         --------------------
contracts and other instruments for the Corporation and shall (a) keep the minutes of the proceedings of the shareholders and the board of directors in one or more books provided for that purpose, (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law, (c) maintain custody of the corporate records and the corporate seal, attest the signatures of officers who execute documents on behalf of the Corporation, authenticate records of the Corporation, and assure that the seal is affixed to all documents of which execution on behalf of the Corporation under its seal is duly authorized, (d) keep a register of the post office address of each shareholder that shall be furnished to the secretary by the shareholder, (e) sign with the president, or a vice president, certificates for shares of stock of the Corporation, the issuance of which have been authorized by resolution of the board of directors, (f) have general charge of the stock transfer books of the Corporation, and (g) in general perform all duties incident to the office of secretary and other duties as from time to time may be prescribed by the president or the board of directors.

         SECTION 5. TREASURER. The treasurer shall (a) have charge and
         --------------------
custody of and be responsible for all funds and securities of the Corporation, (b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit monies in the name of the Corporation in the banks, trust companies, or other depositaries as shall be selected by the board of directors, and (c) in general perform all the duties incident to the office of treasurer and other duties as from time to time may be assigned to him by the president or the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in the sum and with the surety or sureties that the board of directors determines.

         SECTION 6. CHAIRMAN OF THE BOARD. The chairman of the board, if one
         --------------------------------
shall have been elected, shall be a member of the board, an officer of the Corporation, and, if present, shall preside at each meeting of the board of directors or the shareholders. He shall advise and counsel with the president, and in his absence with other executives of the Corporation, and shall perform such other duties as may from time to time be assigned to him by the board of directors.

         SECTION 7. REMOVAL OF OFFICERS. An officer or agent elected or
         ------------------------------
appointed by the board of directors or appointed by another officer may be removed by the board whenever in its judgment the removal of the officer or agent will serve the best interests of the Corporation. Any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer. Removal shall be without prejudice to any contract rights of the person removed. The appointment of any person as an officer, agent, or employee of the Corporation does not create any contract rights. The board of directors may fill a vacancy, however occurring, in any office.

         An officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date, the board of directors may fill the pending vacancy before the effective date if the board of directors provides that the successor does not take office until the effective date.

         SECTION 8. SALARIES. The board of directors from time to time shall
         -------------------
fix the salaries of the officers, and no officer shall be prevented from receiving his salary merely because he is also a director of the Corporation.

                         ARTICLE IV. INDEMNIFICATION

         The Corporation shall indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, (except in such cases involving gross negligence or willful misconduct) in the performance of their duties to the full extent permitted by applicable law. Such indemnification may, in the discretion of the Board of Directors, include advances of his expenses in advance or final disposition subject to the provisions of applicable law. Such right of indemnification shall not be exclusive of any right to which any director or officer may be entitled as a matter of law.

                        ARTICLE V. STOCK CERTIFICATES

         SECTION 1. ISSUANCE. Shares may, but need not be, represented by
         -------------------
certificates. The board of directors may authorize the issuance of some or all of the shares of the Corporation of any or all of its classes or series without certificates. If certificates are to be issued, the shares must first be fully paid.

         SECTION 2. FORM. Certificates evidencing shares in the Corporation
         ---------------
shall be signed by the president or a vice president and the secretary, assistant secretary or any other officer authorized by the board of directors, and may be sealed with the seal of the Corporation or a facsimile of the seal. Unless the Corporation's stock is registered pursuant to every applicable securities law, each certificate shall bear an appropriate legend restricting the transfer of the shares evidenced by that certificate.

         SECTION 3. LOST, STOLEN, OR DESTROYED CERTIFICATES. The Corporation
         --------------------------------------------------
may issue a new certificate in the place of any certificate previously issued if the shareholder of record (a) makes proof in affidavit form that the certificate has been lost, destroyed, or wrongfully taken, (b) requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by the purchaser for value in good faith and without notice of any adverse claim, (c) if requested by the Corporation, gives bond in the form that the Corporation directs, to indemnify the Corporation, the transfer agent, and the registrar against any claim that may be made concerning the alleged loss, destruction, or theft of a certificate, and (d) satisfies any other reasonable requirements imposed by the Corporation.

         SECTION 4. RESTRICTIVE LEGEND. Every certificate evidencing shares
         -----------------------------
that are restricted as to sale, disposition, or other transfer shall bear a legend summarizing the restriction or stating that the Corporation will furnish to any shareholder, upon request and without charge, a full statement of the restriction.

                            ARTICLE VI. DIVIDENDS

         The board of directors from time to time may declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                             ARTICLE VII. SEAL

         The corporate seal shall have the name of the Corporation and the word "seal" inscribed on it, and may be a facsimile, engraved, printed, or impression seal.

                           ARTICLE VIII. AMENDMENT

         These bylaws may be repealed or amended, and additional bylaws may be adopted, by either a vote of a majority of the full board of directors or by vote of the holders of a majority of the issued and outstanding shares entitled to vote, but the board of directors may not amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that the bylaw is not subject to amendment or repeal by the directors.

                                                                  APPENDIX D
                                                                  ----------

                       APPLIED DIGITAL SOLUTIONS, INC.

                          2003 FLEXIBLE STOCK PLAN

                        APPLIED DIGITAL SOLUTIONS, INC.
                            2003 FLEXIBLE STOCK PLAN
                               TABLE OF CONTENTS
                                                                           Page
                                                                           ----

1. NAME AND PURPOSE
   1.1. Name..................................................................1
   1.2. Purpose...............................................................1


2. DEFINITIONS OF TERMS AND RULES OF CONSTRUCTION
   2.1. General Definitions.
      2.1.1. Affiliate........................................................1
      2.1.2. Agreement........................................................1
      2.1.3. Benefit..........................................................1
      2.1.4. Board............................................................1
      2.1.5. Cash Award.......................................................1
      2.1.6. Change of Control................................................1
      2.1.7. Code.............................................................2
      2.1.8. Company..........................................................2
      2.1.9. Committee........................................................2
      2.1.10. Common Stock....................................................2
      2.1.11. Effective Date..................................................2
      2.1.12. Employee........................................................3
      2.1.13. Employer........................................................3
      2.1.14. Exchange Act....................................................3
      2.1.15. Fair Market Value...............................................3
      2.1.16. Fiscal Year.....................................................3
      2.1.17. ISO.............................................................3
      2.1.18. NQSO............................................................3
      2.1.19. Option..........................................................3
      2.1.20. Other Stock Based Award.........................................3
      2.1.21. Parent..........................................................3
      2.1.22. Participant.....................................................3
      2.1.23. Performance Based Compensation..................................3
      2.1.24. Performance Share...............................................3
      2.1.25. Plan............................................................3
      2.1.26. Reload Option...................................................3
      2.1.27. Restricted Stock................................................3
      2.1.28. Rule 16b-3......................................................4
      2.1.29. SEC.............................................................4
      2.1.30. Share...........................................................4
      2.1.31. SAR.............................................................4
      2.1.32. Subsidiary......................................................4
   2.2. Other Definitions.....................................................4
   2.3. Conflicts.............................................................4


3. COMMON STOCK
   3.1. Number of Shares......................................................4
   3.2. Reusage...............................................................4
   3.3. Adjustments...........................................................4

4. ELIGIBILITY
   4.1. Determined By Committee...............................................4


5. ADMINISTRATION
   5.1. Committee.............................................................5
   5.2. Authority.............................................................5
   5.3. Delegation............................................................5
   5.4. Determination.........................................................5


6. AMENDMENT
   6.1. Power of Board........................................................6
   6.2. Limitation............................................................6


7. TERM AND TERMINATION
   7.1. Term..................................................................6
   7.2. Termination...........................................................6


8. MODIFICATION OR TERMINATION OF BENEFITS
   8.1. General...............................................................6
   8.2. Committee's Right.....................................................6


9. CHANGE OF CONTROL
   9.1. Vesting and Payment...................................................6
   9.2. Other Action..........................................................6


10. AGREEMENTS AND CERTAIN BENEFITS
   10.1. Grant Evidenced by Agreement.........................................7
   10.2. Provisions of Agreement..............................................7
   10.3. Transferability......................................................7


11. REPLACEMENT AND TANDEM AWARDS
   11.1. Replacement..........................................................7
   11.2. Tandem Awards........................................................7


12. PAYMENT, DIVIDENDS, DEFERRAL AND WITHHOLDING
   12.1. Payment..............................................................7
   12.2. Dividend Equivalents.................................................8
   12.3. Deferral.............................................................8
   12.4. Withholding..........................................................8


13. OPTIONS
   13.1. Types of Options.....................................................8
   13.2. Grant of ISOs and Option Price.......................................8
   13.3. Other Requirements for ISOs..........................................8
   13.4. NQSOs................................................................8

   13.5. Determination by Committee...........................................8

14. SARS
   14.1. Grant and Payment....................................................8
   14.2. Grant of Tandem Award................................................8
   14.3. ISO Tandem Award.....................................................8
   14.4. Payment of Award.....................................................9


15. ANNUAL LIMITATIONS
   15.1. Limitation on Options and SARs.......................................9
   15.2. Computations.........................................................9


16. RESTRICTED STOCK AND PERFORMANCE SHARES
   16.1. Restricted Stock.....................................................9
   16.2. Cost of Restricted Stock.............................................9
   16.3. Non-Transferability..................................................9
   16.4. Performance Shares...................................................9
   16.5. Grant................................................................9


17. CASH AWARDS
   17.1. Grant................................................................9
   17.2. Rule 16b-3...........................................................9
   17.3. Restrictions........................................................10


18. OTHER STOCK BASED AWARDS AND OTHER BENEFITS
   18.1. Other Stock Based Awards............................................10
   18.2. Other Benefits......................................................10


19. MISCELLANEOUS PROVISIONS B-1
   19.1. Underscored References..............................................10
   19.2. Number and Gender...................................................10
   19.3. Unfunded Status of Plan.............................................10
   19.4. Termination of Employment...........................................10
   19.5. Designation of Beneficiary..........................................10
   19.6. Governing Law.......................................................10
   19.7. Purchase for Investment.............................................10
   19.8. No Employment Contract..............................................11
   19.9. No Effect on Other Benefits.........................................11

                       APPLIED DIGITAL SOLUTIONS, INC.
                          2003 FLEXIBLE STOCK PLAN
                              NAME AND PURPOSE
                              ----------------

                                    NAME.
                                    ----

         The name of this Plan is the "Applied Digital Solutions, Inc. 2003 Flexible Stock Plan."

                                  PURPOSE.
                                  -------

         The Company has established this Plan to attract, retain, motivate and reward Employees and other individuals, to encourage ownership of the Company's common stock by Employees and other individuals, and to promote and further the best interests of the Company by granting cash and other awards. The Company also intends in appropriate circumstances to grant awards of its common stock in lieu of cash compensation pursuant to the mutual agreement of the Participant and the Company. This Plan is intended to be "Broadly Based" (as such term is used for purposes of rules promulgated by The National Association of Securities Dealers).

               DEFINITIONS OF TERMS AND RULES OF CONSTRUCTION
               ----------------------------------------------

                            GENERAL DEFINITIONS.
                            -------------------

         The following words and phrases, when used in the Plan, unless otherwise specifically defined or unless the context clearly otherwise requires, shall have the following respective meanings:

AFFILIATE.
---------

         A Parent or Subsidiary of the Company.

AGREEMENT.
---------

         The document which evidences the grant of any Benefit under the Plan and which sets forth the Benefit and the terms, conditions and provisions of, and restrictions relating to, such Benefit.

BENEFIT.
-------

         Any benefit granted to a Participant under the Plan.

BOARD.
-----

         The Board of Directors of the Company.

CASH AWARD.
----------

         A Benefit payable in the form of cash.

CHANGE OF CONTROL.
-----------------

         The occurrence of any of the following:

   A. An acquisition of any common stock or other voting securities of the Company entitled to vote generally for the election of directors (the "Voting Securities") by any "Person" or "Group" (as each such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person or Group, as the case may be, has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 20% of the then outstanding shares of common stock or the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change of Control has occurred, shares of common stock or Voting Securities that are acquired in a Non-Control Acquisition (as defined below) shall not constitute an acquisition which would cause a Change of Control. A "Non-Control Acquisition" shall mean an acquisition by (i) the Company, (ii) any Subsidiary or (ii) any employee benefit plan maintained by the Company or any Subsidiary, including a trust forming part of any such plan (an "Employee Benefit Plan");

   B. When, during any 2-year period, individuals who, at the beginning of the 2-year period, constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least 50% of the members of the Board; provided, however, that (i) if the election or nomination for election by the Company's shareholders of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes hereof, be deemed to be a member of the Incumbent Board; and (ii) no individual shall be deemed to be a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person or Group other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

   C.    The consummation of:

              (i) a merger, consolidation or reorganization involving the Company or any Subsidiary, unless the merger, consolidation or reorganization is a Non-Control Transaction. A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company or any Subsidiary where:

              (a) the shareholders of the Company immediately prior to the merger, consolidation or reorganization own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the common stock or Voting Securities, as the case may be, immediately prior to the merger, consolidation or reorganization,

              (b) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for the merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially owning, directly or indirectly, a majority of the voting securities of the Surviving Corporation, and

              (c) no Person or Group, other than (1) the Company, (2) any
                  Subsidiary, (3) any Employee Benefit Plan or (4) any other Person or Group who, immediately prior to the merger, consolidation or reorganization, had Beneficial Ownership of not less than 20% of the then outstanding Voting Securities or common stock, has Beneficial Ownership of 20% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities or common stock;

              (d) A complete liquidation or dissolution of the Company; or

              (e) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

         Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred solely because any Person or Group (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities or common stock of the Company as a result of an acquisition of Voting Securities or common stock by the Company which, by reducing the number of shares of Voting Securities or common stock then outstanding, increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change of Control would have occurred (but for the operation of this sentence) as a result of the acquisition of Voting Securities or common stock by the Company, and after such acquisition by the Company, the Subject Person becomes the beneficial owner of any additional shares of Voting Securities or common stock, which increases the percentage of the then outstanding shares of Voting Securities or common stock beneficially owned by the Subject Person, then a Change of Control shall be deemed to have occurred.

CODE.
----
         The Internal Revenue Code of 1986, as amended. Any reference to the Code includes the regulations promulgated pursuant to the Code.
COMPANY.
-------
         Applied Digital Solutions, Inc.

COMMITTEE.
---------
         The Committee described in Section 0.

COMMON STOCK.
------------

         The Company's common stock which presently has a par value of $.001 per Share.

EFFECTIVE DATE.
--------------

         The date that the Plan is approved by the shareholders of the Company which must occur within one year before or after approval by the Board. Any grants of Benefits prior to the approval by the shareholders of the Company shall be void if such approval is not obtained.
                                     2

EMPLOYEE.
--------

         Any person employed by the Employer.

EMPLOYER.
--------

         The Company and all Affiliates.

EXCHANGE ACT.
------------

         The Securities Exchange Act of 1934, as amended.

FAIR MARKET VALUE.
-----------------

         The closing price of Shares on the Nasdaq National Market on a given date, or, in the absence of sales on a given date, the closing price on the Nasdaq National Market on the last day on which a sale occurred prior to such date.

FISCAL YEAR.
-----------

         The taxable year of the Company which is the calendar year.

ISO.
---

         An Incentive Stock Option as defined in Section 422 of the Code.

NQSO.
----

         A non-qualified stock Option, which is an Option that does not qualify as an ISO.

OPTION.
------

         An option to purchase Shares granted under the Plan.

OTHER STOCK BASED AWARD.
-----------------------

         An award under Section 18 that is valued in whole or in part by reference to, or otherwise based on, common stock.

PARENT.
------

         Any corporation (other than the Company or a Subsidiary) in an unbroken chain of corporations ending with the Company, if, at the time of the grant of an Option or other Benefit, each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

PARTICIPANT.
-----------

         An individual who is granted a Benefit under the Plan. Benefits may be granted only to Employees, members of the Board, employees and owners of entities which are not Affiliates but which have a direct or indirect ownership interest in an Employer or in which an Employer has a direct or indirect ownership interest, individuals who, and employees and owners of entities which, are customers and suppliers of an Employer, individuals who, and employees and owners of entities which, render services to an Employer, and individuals who, and employees and owners of entities, which have ownership or business affiliations with any individual or entity previously described.

PERFORMANCE BASED COMPENSATION.
------------------------------

         Compensation which meets the requirements of Section 162(m)(4)(C) of the Code.

PERFORMANCE SHARE.
-----------------

         A Share awarded to a Participant under Section 0 of the Plan.
PLAN.
----

         The Applied Digital Solutions, Inc. 2003 Flexible Stock Plan and all amendments and supplements to it.

RELOAD OPTION.
-------------

         An Option to purchase the number of Shares used by a Participant to exercise an Option and to satisfy any withholding requirement incident to the exercise of such Option.

RESTRICTED STOCK.
----------------

         Shares issued under Section 0 of the Plan.

RULE 16b-3.
----------

         Rule 16b-3 promulgated by the SEC, as amended, or any successor rule in effect from time to time.

SEC.
---

         The Securities and Exchange Commission.

SHARE.
-----

         A share of common stock.

SAR.
---

         A stock appreciation right, which is the right to receive an amount equal to the appreciation, if any, in the Fair Market Value of a Share from the date of the grant of the right to the date of its payment.

SUBSIDIARY.
----------

         Any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of grant of an Option or other Benefit, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                             OTHER DEFINITIONS.
                             -----------------

         In addition to the above definitions, certain words and phrases used in the Plan and any Agreement may be defined in other portions of the Plan or in such Agreement.

                                 CONFLICTS.
                                 ---------

         In the case of any conflict in the terms of the Plan relating to a Benefit, the provisions in the section of the Plan which specifically grants such Benefit shall control those in a different section. In the case of any conflict between the terms of the Plan relating to a Benefit and the terms of an Agreement relating to a Benefit, the terms of the Plan shall control.

                                COMMON STOCK
                                ------------

                              NUMBER OF SHARES.
                              ----------------

         The number of Shares which may be issued or sold or for which Options, SARs or Performance Shares may be granted under the Plan shall be 14,000,000 Shares. Such Shares may be authorized but unissued Shares, Shares held in the treasury, or both. The full number of Shares available may be used for any type of Option or other Benefit; provided, however, that the number of Shares that may be issued under ISOs shall not exceed 7,000,000.

                                  REUSAGE.
                                  -------

         If an Option or SAR expires or is terminated, surrendered, or canceled without having been fully exercised, if Restricted Shares or Performance Shares are forfeited, or if any other grant results in any Shares not being issued, the Shares covered by such Option or SAR, grant of Restricted Shares, Performance Shares or other grant, as the case may be, shall again be available for use under the Plan. Any Shares which are used as full or partial payment to the Company upon exercise of an Option or for any other Benefit that requires a payment to the Company shall be available for purposes of the Plan.

                                ADJUSTMENTS.
                                -----------

         If there is any change in the common stock of the Company by reason of any stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, or otherwise, the number of SARs and number and class of shares available for Options and grants of Restricted Stock, Performance Shares and Other Stock Based Awards and the number of Shares subject to outstanding Options, SARs, grants of Restricted Stock which are not vested, grants of Performance Shares which are not vested, and Other Stock Based Awards, and the price thereof, as applicable, shall be appropriately adjusted by the Committee.

                                ELIGIBILITY
                                -----------

                          DETERMINED BY COMMITTEE.
                          -----------------------

         The Participants and the Benefits they receive under the Plan shall be determined solely by the Committee. In making its determinations, the Committee shall consider past, present and expected future contributions of

Participants and potential Participants to the Employer, including, without limitation, the performance of, or the refraining from the performance of, services. Unless specifically provided otherwise herein, all determinations of the Committee in connection with the Plan or an Agreement shall be made in its sole discretion.

                               ADMINISTRATION
                               --------------

                                 COMMITTEE.
                                 ---------

         The Plan shall be administered by the Committee. The Committee shall consist of the Board, unless the Board appoints a Committee of two or more but less than all of the Board. If the Committee does not include the entire Board, it shall serve at the pleasure of the Board, which may from time to time appoint members in substitution for members previously appointed and fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee made at a meeting at which a quorum is present shall be made by a majority of its members present at the meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

                                 AUTHORITY.
                                 ---------

         Subject to the terms of the Plan, the Committee shall have discretionary authority to:

(a) determine the individuals to whom Benefits are granted, the type and amounts of Benefits to be granted and the date of issuance and duration of all such grants;

(b) determine the terms, conditions and provisions of, and restrictions relating to, each Benefit granted;

(c)      interpret and construe the Plan and all Agreements;

(d) prescribe, amend and rescind rules and regulations relating to the Plan;

(e)      determine the content and form of all Agreements;

(f)      determine all questions relating to Benefits under the Plan;

(g)      maintain accounts, records and ledgers relating to Benefits;

(h)      maintain records concerning its decisions and proceedings;

(i) employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable;

(j) take, at any time, any action described in Section 9.1 or permitted by Section 9.2(a), irrespective of whether any Change of Control has occurred or is imminent;

(k) determine, except to the extent otherwise provided in the Plan, whether and the extent to which Benefits under the Plan will be structured to conform to the requirements applicable to Performance-Based Compensation, and to take such action, establish such procedures, and impose such restrictions at the time such Benefits are granted as the Committee determines to be necessary or appropriate to conform to such requirements; and

(l) do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and carry out the purposes of the Plan.

                                 DELEGATION.
                                 ----------

         Except as required by Rule 16b-3 with respect to grants of Options, Stock Appreciation Awards, Performance Shares, Other Stock Based Awards, or other Benefits to individuals who are subject to Section 0 of the Exchange Act or as otherwise required for compliance with Rule 16b-3 or other applicable law, the Committee may delegate all or any part of its authority under the Plan to any Employee, Employees or committee.

                               DETERMINATION.
                               -------------

         All determinations of the Committee shall be final and binding on all persons.

                                 AMENDMENT
                                 ---------

                               POWER OF BOARD.
                               --------------

         Except as hereinafter provided, the Board shall have the sole right and power to amend the Plan at any time and from time to time.

                                 LIMITATION.
                                 ----------

         The Board may not amend the Plan, without approval of the shareholders of the Company:

(a) in a manner which would cause Options which are intended to qualify as ISOs to fail to qualify;

(b) in a manner which would cause the Plan to fail to meet the requirements of Rule 16b-3; or

(c)      in a manner which would violate applicable law.

                            TERM AND TERMINATION
                            --------------------

                                    TERM.
                                    ----

         The Plan shall commence as of the Effective Date and, subject to the terms of the Plan, including those requiring approval by the shareholders of the Company and those limiting the period over which ISOs or any other Benefits may be granted, shall continue in full force and effect until terminated.

                                TERMINATION.
                                -----------

         The Plan may be terminated at any time by the Board.

                   MODIFICATION OR TERMINATION OF BENEFITS

                                  GENERAL.

         Subject to the provisions of Section 0, the amendment or termination of the Plan shall not adversely affect a Participant's right to any Benefit granted prior to such amendment or termination.


                             COMMITTEE'S RIGHT.

         Any Benefit granted may be converted, modified, forfeited or canceled, in whole or in part, by the Committee if and to the extent permitted in the Plan or applicable Agreement or with the consent of the Participant to whom such Benefit was granted. Except as may be provided in an Agreement, the Committee may, in its sole discretion, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Benefit.

                              CHANGE OF CONTROL

                            VESTING AND PAYMENT.

         In the event of a Change of Control:

(a) all outstanding Options shall become fully exercisable, except to the extent that the right to exercise the Option is subject to restrictions established in connection with an SAR that is issued in tandem with the Option;

(b) all outstanding SARs shall become immediately payable, except to the extent that the right to exercise the SAR is subject to restrictions established in connection with an Option that is issued in tandem with the SAR;

(c)      all Shares of Restricted Stock shall become fully vested;

(d) all Performance Shares shall be deemed to be fully earned and shall be paid out in such manner as determined by the Committee; and

(e) all Cash Awards, Other Stock Based Awards and other Benefits shall become fully vested and/or earned and paid out in such manner as determined by the Committee.

                                OTHER ACTION.

         In the event of a Change of Control, the Committee, in its sole discretion, may, in addition to the provisions of Section 0 above and to the extent not inconsistent therewith:

         (a) (a) provide for the purchase of any Benefit for an amount of cash equal to the amount which could have been attained upon the exercise or realization of such Benefit;

         (b) (b) make such adjustment to the Benefits then outstanding as the Committee deems appropriate to reflect such transaction or change; and/or

         (c) (c) cause the Benefits then outstanding to be assumed, or new Benefits substituted therefor, by the surviving corporation in such change.

                       AGREEMENTS AND CERTAIN BENEFITS

                        GRANT EVIDENCED BY AGREEMENT.

         The grant of any Benefit under the Plan may be evidenced by an Agreement which shall describe the specific Benefit granted and the terms and conditions of the Benefit. The granting of any Benefit shall be subject to, and conditioned upon, the recipient's execution of any Agreement required by the Committee. Except as otherwise provided in an Agreement, all capitalized terms used in the Agreement shall have the same meaning as in the Plan, and the Agreement shall be subject to all of the terms of the Plan.

                          PROVISIONS OF AGREEMENT.
                          -----------------------

         Each Agreement shall contain such provisions that the Committee shall determine to be necessary, desirable and appropriate for the Benefit granted which may include, but not necessarily be limited to, the following with respect to any Benefit: description of the type of Benefit; the Benefit's duration; its transferability; if an Option, the exercise price, the exercise period and the person or persons who may exercise the Option; the effect upon such Benefit of the Participant's death, disability, changes of duties or termination of employment; the Benefit's conditions; when, if, and how any Benefit may be forfeited, converted into another Benefit, modified, exchanged for another Benefit, or replaced; and the restrictions on any Shares purchased or granted under the Plan.

                              TRANSFERABILITY.
                              ---------------

     Unless otherwise specified in an Agreement or permitted by the Committee, each Benefit granted shall be not transferable other than by will or the laws of descent and distribution and shall be exercisable during a Participant's lifetime only by him.

                        REPLACEMENT AND TANDEM AWARDS
                        -----------------------------

                                REPLACEMENT.
                                -----------

         The Committee may permit a Participant to elect to surrender a Benefit in exchange for a new Benefit.

                               TANDEM AWARDS.
                               -------------

         Awards may be granted by the Committee in tandem. However, no Benefit may be granted in tandem with an ISO except SARs.

                PAYMENT, DIVIDENDS, DEFERRAL AND WITHHOLDING
                --------------------------------------------

                                  PAYMENT.
                                  -------

         Upon the exercise of an Option or in the case of any other Benefit that requires a payment by a Participant to the Company, the amount due the Company is to be paid:

         (a)   in cash;

         (b) by the surrender of all or part of a Benefit (including the Benefit being exercised) including by means of a so-called "cashless exercise" of an option;

         (c) by the tender to the Company of Shares owned by the optionee and registered in his name having a Fair Market Value equal to the amount due to the Company;

         (d) in other property, rights and credits deemed acceptable by the Committee, including the Participant's promissory note;

         (e)   by any combination of the payment methods specified in (a),
               (b), (c) and (d) above.

         Notwithstanding, the foregoing, any method of payment other than
(a) may be used only with the consent of the Committee or if and to the extent so provided in an Agreement. The proceeds of the sale of Shares purchased pursuant to an Option and any payment to the Company for other Benefits shall be added to the general funds of the Company or to the Shares held in treasury, as the case may be, and used for the corporate purposes of the Company as the Board shall determine.

                            DIVIDEND EQUIVALENTS.
                            --------------------

         Grants of Benefits in Shares or Share equivalents may include dividend equivalent payments or dividend credit rights.

                                  DEFERRAL.
                                  --------

         The right to receive any Benefit under the Plan may, at the request of the Participant, be deferred for such period and upon such terms as the Committee shall determine, which may include crediting of interest on deferrals of cash and crediting of dividends on deferrals denominated in Shares.

                                WITHHOLDING.
                                -----------

         The Company may, at the time any distribution is made under the Plan, whether in cash or in Shares, or at the time any Option is exercised, withhold from such distribution or Shares issuable upon the exercise of an Option, any amount necessary to satisfy federal, state and local income and/or other tax withholding requirements with respect to such distribution or exercise of such Options. The Committee or the Company may require a participant to tender to the Company cash and/or Shares in the amount necessary to comply with any such withholding requirements.

                                   OPTIONS
                                   -------

                              TYPES OF OPTIONS.
                              ----------------

         It is intended that both ISOs and NQSOs, which may be Reload Options, may be granted by the Committee under the Plan.

                       GRANT OF ISOS AND OPTION PRICE.
                       ------------------------------

         Each ISO must be granted to an Employee and granted within ten years from the earlier of the date of adoption by the Board or the Effective Date. The purchase price for Shares under any ISO shall be no less than the Fair Market Value of the Shares at the time the Option is granted.

                        OTHER REQUIREMENTS FOR ISOS.
                        ---------------------------

         The terms of each Option which is intended to qualify as an ISO shall meet all requirements of Section 422 of the Code.

                                   NQSOS.
                                   -----

         The terms of each NQSO shall provide that such Option will not be treated as an ISO. The purchase price for Shares under any NQSO shall be no less than 85% of the Fair Market Value of the Shares at the time the Option is granted.

                         DETERMINATION BY COMMITTEE.
                         --------------------------

         Except as otherwise provided in Section 0 through Section 0, the terms of all Options shall be determined by the Committee.

                                    SARS
                                    ----

                             GRANT AND PAYMENT.
                             -----------------

         The Committee may grant SARs. Upon electing to receive payment of a SAR, a Participant shall receive payment in cash, in Shares, or in any combination of cash and Shares, as the Committee shall determine.

                           GRANT OF TANDEM AWARD.
                           ---------------------

         The Committee may grant SARs in tandem with an Option, in which case: the exercise of the Option shall cause a correlative reduction in SARs standing to a Participant's credit which were granted in tandem with the Option; and the payment of SARs shall cause a correlative reduction of the Shares under such Option.

                              ISO TANDEM AWARD.
                              ----------------

         When SARs are granted in tandem with an ISO, the SARs shall have such terms and conditions as shall be required for the ISO to qualify as an ISO.

                              PAYMENT OF AWARD.
                              ----------------

         SARs shall be paid by the Company to a Participant, to the extent payment is elected by the Participant (and is otherwise due and payable), as soon as practicable after the date on which such election is made.

                             ANNUAL LIMITATIONS
                             ------------------

                       LIMITATION ON OPTIONS AND SARS.
                       ------------------------------

         The number of (a) Shares covered by Options where the purchase price is no less than the Fair Market Value of the Shares on the date of grant plus (b) SARs which may be granted to any Participant in any Fiscal Year shall not exceed 5,000,000.

                                COMPUTATIONS.
                                ------------

         For purposes of Section 0: Shares covered by an Option that is canceled shall count against the maximum, and, if the exercise price under an Option is reduced, the transaction shall be treated as a cancellation of the Option and a grant of a new Option; and SARs covered by a grant of SARs that is canceled shall count against the maximum, and, if the Fair Market Value of a Share on which the appreciation under a grant of SARs will be calculated is reduced, the transaction will be treated as a cancellation of the SARs and the grant of a new grant of SARs.

                   RESTRICTED STOCK AND PERFORMANCE SHARES
                   ---------------------------------------

                              RESTRICTED STOCK.
                              ----------------

         The Committee may grant Benefits in Shares available under Section 0 of the Plan as Restricted Stock. Shares of Restricted Stock shall be issued and delivered at the time of the grant or as otherwise determined by the Committee, but shall be subject to forfeiture until provided otherwise in the applicable Agreement or the Plan. Each certificate representing Shares of Restricted Stock shall bear a legend referring to the Plan and the risk of forfeiture of the Shares and stating that such Shares are nontransferable until all restrictions have been satisfied and the legend has been removed. At the discretion of the Committee, the grantee may or may not be entitled to full voting and dividend rights with respect to all shares of Restricted Stock from the date of grant.

                          COST OF RESTRICTED STOCK.
                          ------------------------

         Unless otherwise determined by the Committee, grants of Shares of Restricted Stock shall be made at a per Share cost to the Participant equal to par value.
                            NON-TRANSFERABILITY.
                            -------------------

         Shares of Restricted Stock shall not be transferable until after the removal of the legend with respect to such Shares.

                             PERFORMANCE SHARES.
                             ------------------

         Performance Shares are the right of an individual to whom a grant of such Shares is made to receive Shares or cash equal to the Fair Market Value of such Shares at a future date in accordance with the terms and conditions of such grant. The terms and conditions shall be determined by the Committee, in its sole discretion, but generally are expected to be based substantially upon the attainment of targeted profit and/or performance objectives.
                                   GRANT.
                                   -----

         The Committee may grant an award of Performance Shares. The number of Performance Shares and the terms and conditions of the grant shall be set forth in the applicable Agreement.

                                 CASH AWARDS
                                 -----------

                                   GRANT.
                                   -----

         The Committee may grant Cash Awards at such times and (subject to Section 0) in such amounts as it deems appropriate.

                                 RULE 16b-3.
                                 ----------

         The amount of any Cash Award in any Fiscal Year to any Participant who is subject to Section 0 of the Exchange Act shall not exceed the greater of $100,000 or 100% of his cash compensation (excluding any Cash Award under this Section 0) for such Fiscal Year.

                                RESTRICTIONS.
                                ------------

         Cash Awards may be subject or not subject to conditions (such as an investment requirement), restricted or nonrestricted, vested or subject to forfeiture and may be payable currently or in the future or both.

                 OTHER STOCK BASED AWARDS AND OTHER BENEFITS
                 -------------------------------------------

                          OTHER STOCK BASED AWARDS.
                          ------------------------

     The Committee shall have the right to grant Other Stock Based Awards which may include, without limitation, the grant of Shares based on certain conditions, the payment of cash based on the performance of the common stock, the grant of securities convertible into Shares, and the grant of Shares in lieu of the payment of cash compensation pursuant to the mutual agreement of the Participant and the Company.

                               OTHER BENEFITS.
                               --------------

         The Committee shall have the right to provide types of Benefits under the Plan in addition to those specifically listed, if the Committee believes that such Benefits would further the purposes for which the Plan was established.

                          MISCELLANEOUS PROVISIONS
                          ------------------------

                           UNDERSCORED REFERENCES.
                           ----------------------

         The underscored references contained in the Plan are included only for convenience, and they shall not be construed as a part of the Plan or in any respect affecting or modifying its provisions.

                             NUMBER AND GENDER.
                             -----------------

         The masculine and neuter, wherever used in the Plan, shall refer to either the masculine, neuter or feminine; and, unless the context otherwise requires, the singular shall include the plural and the plural the singular.

                          UNFUNDED STATUS OF PLAN.
                          -----------------------

         The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, nothing contained herein shall give any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments hereunder consistent with the foregoing.

                         TERMINATION OF EMPLOYMENT.
                         -------------------------

         If the employment of a Participant by the Company terminates for any reason, except as otherwise provided in an Agreement, all unexercised, deferred, and unpaid Benefits may be exercisable or paid only in accordance with rules established by the Committee. These rules may provide, as the Committee may deem appropriate, for the expiration, forfeiture, continuation, or acceleration of the vesting of all or part of the Benefits.

                         DESIGNATION OF BENEFICIARY.
                         --------------------------

         A Participant may file with the Committee a written designation of a beneficiary or beneficiaries (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries as the Committee may from time to time prescribe) to exercise, in the event of the death of the Participant, an Option, or to receive, in such event, any Benefits. The Committee reserves the right to review and approve beneficiary designations. A Participant may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the right of any such beneficiary to exercise any Option or to receive any Benefit, the Committee may determine to recognize only an exercise by the legal representative of the recipient, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

                               GOVERNING LAW.
                               -------------

         This Plan shall be construed and administered in accordance with the laws of the State of Missouri.

                          PURCHASE FOR INVESTMENT.
                          -----------------------

         The Committee may require each person purchasing Shares pursuant to an Option or other award under the Plan to represent to and agree with the Company in writing that such person is acquiring the Shares for investment and without a view to distribution or resale. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under all applicable laws, rules and regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

                           NO EMPLOYMENT CONTRACT.
                           ----------------------

         Neither the adoption of the Plan nor any Benefit granted hereunder shall confer upon any Employee any right to continued employment nor shall the Plan or any Benefit interfere in any way with the right of the Employer to terminate the employment of any of its Employees at any time.

                        NO EFFECT ON OTHER BENEFITS.
                        ---------------------------

         The receipt of Benefits under the Plan shall have no effect on any benefits to which a Participant may be entitled from the Employer, under another plan or otherwise, or preclude a Participant from receiving any such benefits.

                      THIS PROXY IS SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS OF
                         APPLIED DIGITAL SOLUTIONS, INC.

       Michael E. Krawitz and Evan C. McKeown, and each of them, are appointed by the undersigned as proxies, each with power of substitution, to represent and vote the shares of stock of Applied Digital Solutions, Inc. (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on July 25, 2003 at 8:00 a.m. Eastern Daylight Time, at the __________________________ and at any postponements or adjournments thereof (the "Annual Meeting") as if the undersigned were present and voting at the meeting.

       1. Election of Directors
       NOTE: UNLESS OTHERWISE INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH NOMINEE AND APPOINTEE NAMED BELOW.
       NOMINEE:
         CONSTANCE K. WEAVER
            FOR the nominee                                               / /
            WITHHOLD AUTHORITY TO VOTE for the nominee listed above       / /
       APPOINTEES:
         MICHAEL S. ZARRIELLO AND DENNIS G. RAWAN
            FOR all appointees (except as written on the line below) / / WITHHOLD AUTHORITY TO VOTE for all appointees listed above / /

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL APPOINTEE WRITE THE APPOINTEES' NAME ON THE LINE BELOW.)
       ------------------------------------------------------------------------
       2. Ratification of Eisner LLP as independent auditors of the Company for the year ending December 31, 2003.

                  FOR / /    AGAINST / /    ABSTAIN / /

       3. Approval of a proposal to change the Company's state of incorporation from Missouri to Florida through the merger of the Company into a newly-formed, wholly-owned Florida subsidiary;

                  FOR / /    AGAINST / /    ABSTAIN / /

       4.  Approval and adoption of the Company's 2003 Flexible Stock Plan;

                  FOR / /    AGAINST / /    ABSTAIN / /

       5. Ratification of the stock options granted during 2002 under certain of the Company's stock plans;

                  FOR / /    AGAINST / /    ABSTAIN / /

       6. Approval of the issuance of the Company's common stock and ratification of the re-pricing of stock options under the severance agreement entered into with Richard J. Sullivan;

                  FOR / /    AGAINST / /    ABSTAIN / /

       7. Approval of the issuance of the Company's common stock and ratification of the re-pricing of stock options under the severance agreement entered into with Jerome C. Artigliere;

                  FOR / /    AGAINST / /    ABSTAIN / /

       8. Approval of the issuance of the Company's common stock under agreements entered into with Garrett Sullivan (no relation to Richard J. Sullivan);

                  FOR / /    AGAINST / /    ABSTAIN / /

       9. Approval of an amendment to the Company's Third Restated Articles of Incorporation, as amended, to increase the number of authorized shares of common stock from 435,000,000 to 560,000,000 shares;

                  FOR / /    AGAINST / /    ABSTAIN / /

       10. In their discretion, on any other business that may properly come before the Meeting.

         THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS SET FORTH ABOVE AND, WHERE NO DIRECTIONS ARE GIVEN, SUCH SHARES WILL BE VOTED FOR THE NOMINEE AND APPOINTEES FOR DIRECTOR NAMED ABOVE AND FOR EACH PROPOSAL REFERRED TO ABOVE.

                                                Dated           , 2003
                                                     -----------


                                                ------------------------------
                                                Signature


                                                ------------------------------
                                                Signature

       Please sign, date and return this proxy in the enclosed envelope. Joint Owners should each sign this proxy. Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers should give their full title.


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                                   APPENDIX


     Page 14 of the printed proxy statement contains a Performance Graph. The information contained within the graph is presented in a tabular format immediately following the graph.